UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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THERMO FISHER SCIENTIFIC INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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81 Wyman Street

Waltham, MA 02451

April 9, 2013

Dear Stockholder:

You are cordially invited to attend the 2013 Annual Meeting of Stockholders of Thermo Fisher Scientific Inc., which will be held on Wednesday, May 22, 2013, at 1:00 p.m. (Eastern time) at the Hilton New York, 1335 Avenue of the Americas, New York, New York.

The notice of meeting and proxy statement accompanying this letter describe the specific business to be acted upon at the meeting. The Company’s 2012 Annual Report to Stockholders also accompanies this letter.

It is important that your shares of the Company’s common stock be represented and voted at the meeting regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, you can ensure your shares of the Company’s common stock are voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by returning the Company’s proxy card (if one has been provided to you). Please review the instructions in the enclosed proxy statement and proxy card regarding each of these voting options.

We are pleased this year to again take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this e-proxy process expedites stockholders’ receipt of proxy materials, while lowering the costs and reducing the environmental impact of our annual meeting. Stockholders receiving e-proxy materials have been sent a notice containing instructions on how to access the proxy statement and annual report over the Internet and how to vote.

Thank you for your continued support of the Company.

Yours very truly,

MARC N. CASPER

President and Chief Executive Officer

81 Wyman Street

Waltham, MA 02451

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 22, 2013

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be Held on May 22, 2013.

The Proxy Statement and 2012 Annual Report are available at www.proxyvote.com.

April 9, 2013

To the Holders of the Common Stock of

THERMO FISHER SCIENTIFIC INC.

Notice is hereby given that the 2013 Annual Meeting of Stockholders of Thermo Fisher Scientific (“Thermo Fisher” or the “Company”) will be held on Wednesday, May 22, 2013, at 1:00 p.m. (Eastern time) at the Hilton New York, 1335 Avenue of the Americas, New York, New York.

The purpose of the meeting is to consider and take action upon the following matters:

1.	Election of eight directors for a one-year term expiring in 2014.

2.	Approval of an advisory vote on executive compensation.

3.	Approval and adoption of the Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan (the “2013 Stock Plan”).

4.	Approval and adoption of the Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan (the “2013 Incentive Plan”).

5.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013.

6.	Such other business as may properly be brought before the meeting and any adjournment thereof.

Stockholders of record at the close of business on April 1, 2013, are the only stockholders entitled to notice of and to vote at the 2013 Annual Meeting of Stockholders.

This notice, the proxy statement and the proxy card enclosed herewith are sent to you by order of the Board of Directors of the Company.

By Order of the Board of Directors,

SETH H. HOOGASIAN

Senior Vice President, General Counsel and Secretary

IMPORTANT

Whether or not you intend to attend the meeting in person, please ensure that your shares of the Company’s common stock are present and voted at the meeting by submitting your instructions by telephone, the Internet, or in writing by completing, signing, dating and returning the enclosed proxy card to our tabulation agent in the enclosed, self-addressed envelope, which requires no postage if mailed in the United States.

Directions to the Annual Meeting are available by calling Investor Relations at (781) 622-1111.

81 Wyman Street

Waltham, MA 02451

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

May 22, 2013

This proxy statement is furnished in connection with the solicitation of proxies by Thermo Fisher Scientific Inc. (“Thermo Fisher” or the “Company”) on behalf of the Board of Directors of the Company (the “Board”) for use at the 2013 Annual Meeting of Stockholders to be held on Wednesday, May 22, 2013, at 1:00 p.m. (Eastern time) at the Hilton New York, 1335 Avenue of the Americas, New York, New York, and any adjournments thereof. The mailing address of the principal executive office of the Company is 81 Wyman Street, Waltham, Massachusetts 02451. This proxy statement and enclosed proxy card are being first furnished to stockholders of the Company on or about April 9, 2013.

Purpose of Annual Meeting

At the 2013 Annual Meeting of Stockholders, stockholders entitled to vote at the meeting will consider and act upon the matters outlined in the notice of meeting accompanying this proxy statement, including the election of eight directors for a one-year term expiring in 2014, an advisory vote on executive compensation, approval of the Company’s 2013 Stock Incentive Plan (the “2013 Stock Plan”), approval of the Company’s 2013 Annual Incentive Award Plan (the “2013 Incentive Plan”), and the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013.

Voting Securities and Record Date

Only stockholders of record at the close of business on April 1, 2013, the record date for the meeting, are entitled to vote at the meeting or any adjournments thereof. At the close of business on April 1, 2013, the outstanding voting securities of the Company consisted of 358,927,962 shares of the Company’s common stock, par value $1.00 per share (“Common Stock”). Each share of Common Stock outstanding at the close of business on the record date is entitled to one vote on each matter that is voted.

Quorum

The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business at the meeting. Votes of stockholders of record present at the meeting in person or by proxy, abstentions, and “broker non-votes” (as defined below) are counted as present or represented at the meeting for the purpose of determining whether a quorum exists. A “broker non-vote” occurs when a broker or representative does not vote on a particular matter because it either does not have discretionary voting authority on that matter or it does not exercise its discretionary voting authority on that matter.

Manner of Voting

Stockholders of Record

Shares entitled to be voted at the meeting can only be voted if the stockholder of record of such shares is present at the meeting, returns a signed proxy card, or authorizes proxies to vote his or her shares by telephone or over the Internet. Shares represented by valid proxy will be voted in accordance with your instructions. If you choose to vote your shares by telephone or over the Internet, which you may do until 11:59 p.m. Eastern time on Tuesday, May 21, 2013, you should follow the instructions provided on the proxy card. In voting by telephone or over the Internet, you will be allowed to confirm that your instructions have been properly recorded.

A stockholder of record who votes his or her shares by telephone or Internet, or who returns a proxy card, may revoke the proxy at any time before the stockholder’s shares are voted at the meeting by entering new votes by telephone or over the Internet by 11:59 p.m. Eastern time on May 21, 2013, by written notice to the Secretary of the Company received prior to the meeting, by executing and returning a later dated proxy card prior to the meeting, or by voting by ballot at the meeting.

Participants in the Thermo Fisher Scientific 401(k) Retirement Plan

If you hold your shares through the Thermo Fisher Scientific 401(k) Retirement Plan (the “401(k) Plan”), your proxy represents the number of shares in your 401(k) Plan account as of the record date. For those shares in your 401(k) Plan account, your proxy will serve as voting instructions for the trustee of the 401(k) Plan. You may submit your voting instructions by returning a signed and dated proxy card to the Company’s tabulation agent in the enclosed, self-addressed envelope for its receipt by 11:59 p.m. Eastern time on Friday, May 17, 2013, or by telephone or over the Internet by 11:59 p.m. Eastern time on Sunday, May 19, 2013, in accordance with the instructions provided on the proxy card.

You may revoke your instructions by executing and returning a later dated proxy card to the Company’s tabulation agent for its receipt by 11:59 p.m. Eastern time on May 17, 2013, or by entering new instructions by telephone or over the Internet by 11:59 p.m. Eastern time on May 19, 2013.

Beneficial Stockholders

If you hold your shares through a broker, bank or other representative (“broker or representative”), you can only vote your shares in the manner prescribed by the broker or representative. Detailed instructions from your broker or representative will generally be included with your proxy material. These instructions may also include information on whether your shares can be voted by telephone or over the Internet or the manner in which you may revoke your votes. If you choose to vote your shares by telephone or over the Internet, you should follow the instructions provided by the broker or representative.

Voting of Proxies

Shares represented by proxy will be voted in accordance with your specific choices. If you sign and return your proxy card or vote by telephone or over the Internet without indicating specific choices, your shares will be voted FOR the nominees for director, FOR the Company’s executive compensation, FOR the approval and adoption of the 2013 Stock Plan, FOR the approval and adoption of the 2013 Incentive Plan, and FOR the ratification of the selection of independent auditors for 2013. Should any other matter be properly presented at the meeting, the persons named in the proxy card will vote on such matter in accordance with their judgment.

If you sign and return your proxy card marked “abstain” with respect to any of the proposals scheduled to be voted on at the meeting, or choose the same option when voting by telephone or over the Internet, your shares will not be voted affirmatively or negatively on those proposals and will not be counted as votes cast with regard to those proposals.

If you hold your shares as a beneficial owner rather than a stockholder of record, your broker or representative will vote the shares that it holds for you in accordance with your instructions (if timely received) or, in the absence of such instructions, your broker or representative may vote on proposals for which it has discretionary voting authority. The only proposal on which your broker or representative has discretionary voting authority is the proposal to ratify the selection of independent auditors for 2013. If you do not instruct your broker or representative regarding how you would like your shares to be voted with respect to the other proposals scheduled to be voted on at the meeting, your broker or representative will not be able to vote on your behalf with respect to those proposals.

If you hold your shares through the 401(k) Plan, the trustee will vote the shares in your 401(k) Plan account in accordance with your instructions (if timely received) or, in the absence of such instructions, the Company will vote your shares FOR the nominees for director, FOR the Company’s executive compensation, FOR the 2013 Stock Plan, FOR the 2013 Incentive Plan, and FOR the ratification of the selection of independent auditors for 2013.

Vote Required for Approval

Election of Directors

Under the Company’s bylaws, in an uncontested election, a nominee for director will be required to obtain a majority of the votes cast in person or by proxy at the annual meeting in order to be elected, such that the number of votes cast “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not have an effect on the determination of whether a nominee for director has been elected.

Other Matters

Under the Company’s bylaws, approval of the proposal to approve and adopt the Company’s 2013 Stock Plan (Proposal 3) will require the affirmative vote of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter. Abstentions and broker non-votes will not have an effect on the determination of whether stockholder approval of the matter has been obtained. However, under the listing requirements of the New York Stock Exchange (the “NYSE”), the proposal to approve the Company’s 2013 Stock Plan will also require (a) that a majority of the shares entitled to vote at the annual meeting are voted on the matter (with abstentions counting as votes and broker non-votes not counting as votes) and (b) a majority of the votes cast on the matter are voted in favor of the matter (with abstentions counting as votes cast and broker non-votes not counting as votes cast).

Under the Company’s bylaws, the affirmative vote of the holders of a majority of the shares present or represented and entitled to vote at the annual meeting and voting affirmatively or negatively on the matter will be required for: approval of the advisory vote on executive compensation (Proposal 2); approval of the proposal to approve and adopt the Company’s 2013 Incentive Plan (Proposal 4); and approval of the ratification of the selection of the independent registered public accounting firm (Proposal 5). Shares which abstain from voting on these proposals and broker non-votes will not be counted as votes in favor of, or with respect to, such proposals and will also not be counted as votes cast. Accordingly, abstentions and broker non-votes will have no effect on the outcome of these proposals.

- PROPOSAL 1 -

ELECTION OF DIRECTORS

In July 2011, the Board of Directors approved amendments to the Company’s bylaws to eliminate the Company’s classified Board. The amended bylaws provide that the declassification of the Board will not shorten the term of any incumbent director, so that all directors will be up for election annually beginning with the 2014 annual meeting. Each director elected from and after July 12, 2011 is elected to serve a term expiring at the next annual meeting of stockholders following such director’s election. In all cases, directors hold office until their successors have been elected and qualified, or until their earlier resignation, death or removal.

The number of directors constituting the full Board is fixed at eleven. The terms for C. Martin Harris, Judy C. Lewent, Jim P. Manzi, Lars R. Sørensen, Elaine S. Ullian, Marc N. Casper, Nelson J. Chai and Tyler Jacks expire at the 2013 Annual Meeting of Stockholders. The Nominating and Corporate Governance Committee of the Board has recommended to the Board, and the Board has nominated, Mses. Lewent and Ullian, Drs. Harris and Jacks, and Messrs. Manzi, Sørensen, Casper and Chai for a one-year term expiring at the 2014 Annual Meeting of Stockholders. Proxies may not be voted for a greater number of persons than the eight nominees named.

Nominees and Incumbent Directors

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year and who will be continuing as directors after the 2013 Annual Meeting, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which they currently hold directorships or have held directorships during the past five years. We have also presented information below regarding each director’s specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director. Information regarding their beneficial ownership of Common Stock is reported under the heading “SECURITY OWNERSHIP.”

Nominees for Director Whose Term of Office Will Expire in 2014

Marc N. Casper

Mr. Casper, age 45, has been a director of the Company since October 2009. He has been President and Chief Executive Officer of the Company since October 2009. He served as the Company’s Chief Operating Officer from May 2008 to October 2009 and was Executive Vice President from November 2006 to October 2009. Prior to being named Executive Vice President, he was Senior Vice President from December 2003 to November 2006. Prior to joining the Company, Mr. Casper served as president, chief executive officer and a director of Kendro Laboratory Products. Mr. Casper is also a director of Zimmer Holdings, Inc. and within the last five years was a director of The Advisory Board Company. We believe that Mr. Casper is well suited to serve on our Board due to his position as Chief Executive Officer of the Company as well as his 16 years in the life sciences/healthcare equipment industry.

Nelson J. Chai

Mr. Chai, age 47, has been a director of the Company since December 2010. He is President of CIT Group Inc., a bank holding company that provides lending, advisory and leasing services to small and middle market businesses. He joined CIT Group in June 2010 as Executive Vice President, Chief Administrative Officer and head of strategy, and was appointed to his current position in August 2011. Previously, he was President, Asia-Pacific for Bank of America Corporation beginning in December 2008, and Executive Vice President and Chief Financial Officer of Merrill Lynch & Co., a financial services firm, from December 2007 to December 2008. Prior to that Mr. Chai was Executive Vice President and Chief Financial Officer of NYSE Euronext, a stock exchange group, from March 2006 to December 2007, and Chief Financial Officer of Archipelago Holdings, L.L.C., an electronic stock exchange, from June 2000 to March 2006. We believe that Mr. Chai is well suited to serve on our Board due to his many years of experience in finance and accounting.

C. Martin Harris

Dr. Harris, age 56, has been a director of the Company since March 2012. Since 2009, Dr. Harris has been the Chief Strategy Officer of The Cleveland Clinic Foundation, a multi-specialty academic medical center, and since 1996, he has been the Chief Information Officer and Chairman of the Information Technology Division of and a Staff Physician for The Cleveland Clinic Hospital and The Cleveland Clinic Foundation Department of General Internal Medicine. Additionally, since 2000, he has been Executive Director of e-Cleveland Clinic, a series of e-health clinical programs offered over the internet. Dr. Harris is also a director of HealthStream Inc. and Invacare Corporation. We believe that Dr. Harris is well suited to serve on our Board due to his experience in the healthcare industry as a physician and leader of healthcare organizations and also his expertise in the use of information technology in the healthcare industry.

Tyler Jacks

Dr. Jacks, age 52, has been a director of the Company since May 2009. He is the David H. Koch Professor of Biology at the Massachusetts Institute of Technology (MIT) and director of the David H. Koch Institute for Integrative Cancer Research. He joined the MIT faculty in 1992 and was director of its Center for Cancer Research from 2001 to 2008. Since 2002, Dr. Jacks has been an investigator with the Howard Hughes Medical Institute. Dr. Jacks is also a director of Amgen Inc. We believe that Dr. Jacks is well suited to serve on our Board due to his experience as a cancer researcher and member of multiple scientific advisory boards in biotechnology companies, pharmaceutical companies and academic institutions.

Judy C. Lewent

Ms. Lewent, age 64, has been a director of the Company since May 2008. She was Chief Financial Officer of Merck & Co., Inc., a global pharmaceutical company, from 1990 until her retirement in 2007. She was also Executive Vice President of Merck from February 2001 through her retirement and had additional responsibilities as President, Human Health Asia from January 2003 until July 2005, when she assumed strategic planning responsibilities for Merck. Ms. Lewent is also a director of Motorola Solutions, Inc. and GlaxoSmithKline plc, and within the last five years was a director of Dell, Inc. and Motorola, Inc. We believe that Ms. Lewent is well suited to serve on our Board due to her many years of global experience in finance and the pharmaceutical industry.

Jim P. Manzi

Mr. Manzi, age 61, has been a director of the Company since May 2000 and Chairman of the Board since May 2007. He was also Chairman of the Board from January 2004 to November 2006. He has been the Chairman of Stonegate Capital, a firm he formed to manage private equity investment activities in technology startup ventures, primarily related to the internet, since 1995. From 1984 until 1995, he served as the Chairman, President and Chief Executive Officer of Lotus Development Corporation, a software manufacturer that was acquired by IBM Corporation in 1995. We believe that Mr. Manzi is well suited to serve on our Board due to his senior management experience leading Lotus and overall business acumen.

Lars R. Sørensen

Mr. Sørensen, age 58, has been a director of the Company since July 2011. He has been President and Chief Executive Officer of Novo Nordisk A/S, a global healthcare company with a leading position in diabetes care, since November 2000. He has held various senior management roles at Novo Nordisk since joining the company in 1982. Mr. Sørensen also currently serves as a member of the supervisory board of Bertelsmann AG, a worldwide media company based in Germany, and is a director of Danmarks Nationalbank, Denmark (the national bank of Denmark). Within the last five years, he was a director of ZymoGenetics Inc. and Dong Energy A/S. We believe that Mr. Sørensen is well suited to serve on our Board due to his experience as Chief Executive Officer of a global healthcare company.

Elaine S. Ullian

Ms. Ullian, age 65, has been a director of the Company since July 2001. She was the President and Chief Executive Officer of Boston Medical Center, a 550-bed academic medical center affiliated with Boston University, from July 1996 to her retirement in January 2010. Ms. Ullian is also a director of Vertex Pharmaceuticals, Inc. and Hologic Inc., and within the last five years was a director of Valeant Pharmaceuticals International. We believe that Ms. Ullian is well suited to serve on our Board due to her experience as Chief Executive Officer of Boston Medical Center, a healthcare provider similar to many of the Company’s customers.

Incumbent Directors Whose Term of Office Will Expire in 2014

Thomas J. Lynch

Mr. Lynch, age 58, has been a director of the Company since May 2009. He is Chairman and Chief Executive Officer of TE Connectivity Ltd. (formerly Tyco Electronics Ltd.), a global provider of engineered electronic components, network solutions, undersea telecommunication systems and specialty products. He joined Tyco International in 2004 as President of Tyco Engineered Products and Services and was appointed Chief Executive Officer in January 2006, when Tyco Electronics was formed and later became an independent, separately traded entity. Mr. Lynch is also a director of TE Connectivity Ltd., and in January 2013 was elected Chairman of the Board. We believe that Mr. Lynch is well suited to serve on our Board due to his experience as Chief Executive Officer of a comparably-sized global company.

William G. Parrett

Mr. Parrett, age 67, has been a director of the Company since June 2008. Until his retirement in November 2007, he served as Chief Executive Officer of Deloitte Touche Tohmatsu, a global accounting firm. Mr. Parrett joined Deloitte in 1967, and served in a series of roles of increasing responsibility. Mr. Parrett serves as a director of the Blackstone Group LP, Eastman Kodak Company and UBS AG, and is chairman of their Audit Committees. We believe that Mr. Parrett is well suited to serve on our Board due to his experience as Chief Executive Officer of Deloitte Touche Tohmatsu, which demonstrates his leadership capability and extensive knowledge of complex financial and operational issues.

Scott M. Sperling

Mr. Sperling, age 55, has been a director of the Company since November 2006. Prior to the merger of Thermo Electron Corporation and Fisher Scientific International Inc., he was a director of Fisher Scientific from January 1998 to November 2006. He has been employed by Thomas H. Lee Partners, L.P., a leveraged buyout firm, and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as Co-President of Thomas H. Lee Partners, L.P. Mr. Sperling is also a director of CC Media Holdings, Inc., and within the last five years was a director of Warner Music Group Corp. and Vertis, Inc. We believe that Mr. Sperling is well suited to serve on our Board due to his experience in acquisitions and finance.

The Board of Directors recommends a vote “FOR” the nominees for director. Proxies solicited by the Board of Directors will be voted FOR the nominees unless stockholders specify to the contrary on their proxy.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Board has adopted governance principles and guidelines of the Company (“Corporate Governance Guidelines”) to assist the Board in exercising its duties and to best serve the interests of the Company and its stockholders. In addition, the Company has adopted a code of business conduct and ethics (“Code of Business Conduct and Ethics”) that encompasses the requirements of the rules and regulations of the Securities and Exchange Commission (“SEC”) for a “code of ethics” applicable to principal executive officers, principal financial officers, principal accounting officers or controllers, or persons performing similar functions. The Code of Business Conduct and Ethics applies to all of the Company’s officers, directors and employees. The Company intends to satisfy SEC and New York Stock Exchange (“NYSE”) disclosure requirements regarding amendments to, or waivers of, the Code of Business Conduct and Ethics by posting such information on the Company’s website. The Company’s Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on its website at www.thermofisher.com. We may also use our website to make certain disclosures required by the rules of the NYSE, including the following:

•	the identity of the presiding director at meetings of non-management or independent directors;

•	the method for interested parties to communicate directly with the presiding director or with non-management or independent directors as a group;

•

the identity of any member of the issuer’s audit committee who also serves on the audit committees of more than three public companies and a determination by the Board that such simultaneous service will not impair the ability of such member to effectively serve on the Company’s audit committee; and

•

contributions by the Company to a tax exempt organization in which any non-management or independent director serves as an executive officer if, within the preceding three years, contributions in any single fiscal year exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues.

Director Nomination Process

The Nominating and Corporate Governance Committee considers recommendations for director nominees suggested by its members, other directors, management and other interested parties. It will consider stockholder recommendations for director nominees that are sent to the Nominating and Corporate Governance Committee to the attention of the Company’s Secretary at the principal executive office of the Company. In addition, the bylaws of the Company set forth the process for stockholders to nominate directors for election at an annual meeting of stockholders.

The process for evaluating prospective nominees for director, including candidates recommended by stockholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Corporate Governance Committee and other members of the Board, and application of the Company’s general criteria for director nominees set forth in the Company’s Corporate Governance Guidelines. These criteria include the prospective nominee’s integrity, business acumen, age, experience, commitment, and diligence. Our Corporate Governance Guidelines specify that the value of diversity on the Board should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities. The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, and, with respect to members of the Audit Committee, financial expertise.

After completing its evaluation, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

Since 2008, the Nominating and Corporate Governance Committee has engaged Egon Zehnder International, a search firm, to facilitate the identification, screening and evaluation of qualified, independent candidates for director to serve on the Board. Dr. Harris and Messrs. Sørensen, Chai and Lynch, who were elected to the Board in 2012, 2011, 2010 and 2009, respectively, were recommended to the Board by Egon Zehnder.

Director Independence

The Company’s Corporate Governance Guidelines require a majority of our Board to be “independent” within the meaning of the NYSE listing requirements including, in the judgment of the Board, the requirement that such directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Board has adopted the following standards to assist it in determining whether a director has a material relationship with the Company, which can be found in the Company’s Corporate Governance Guidelines, on the Company’s website at www.thermofisher.com. Under these standards, a director will not be considered to have a material relationship with the Company if he or she is not:

•        A director who is (or was within the last three years) an employee, or whose immediate family member is (or was within the last three years) an executive officer, of the Company;

•        A director who is a current employee or greater than 10% equity owner, or whose immediate family member is a current executive officer or greater than 10% equity owner, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues;

•        A director who has received, or whose immediate family member has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•        (A) A director who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a director who is a current employee of a firm that is the Company’s internal or external auditor; (C) a director whose immediate family member is a current employee of a firm that is the Company’s internal or external auditor and personally works on the Company’s audit; or (D) a director who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of a firm that is the Company’s internal or external auditor and personally worked on the Company’s audit within that time;

•        A director who is (or was within the last three years), or whose immediate family member is (or was within the last three years), an executive officer of another company where any of the Company’s current executive officers at the same time serve or served on the other company’s compensation committee;

•        A director who is (or was within the last three years) an executive officer or greater than 10% equity owner of another company that is indebted to the Company, or to which the Company is indebted, in an amount that exceeds one percent (1%) of the total consolidated assets of the other company; and

•        A director who is a current executive officer of a tax exempt organization that, within the last three years, received discretionary contributions from the Company in an amount that, in any single fiscal year, exceeded the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues. (Any automatic matching by the Company of employee charitable contributions will not be included in the amount of the Company’s contributions for this purpose.)

Ownership of a significant amount of the Company’s stock, by itself, does not constitute a material relationship. For relationships or amounts not covered by these standards, the determination of whether a material relationship exists shall be made by the other members of the Board who are independent (as defined above).

The Board has determined that each of Mses. Lewent and Ullian, Messrs. Chai, Lynch, Manzi, Parrett, Sørensen and Sperling, and Drs. Harris and Jacks is “independent” in accordance with the Company’s Corporate Governance Guidelines and Section 303A.02 of the listing standards of the NYSE. The Board had also determined that Peter J. Manning and Michael E. Porter, both of whom served as directors in 2012, were independent in accordance with these tests. Each of Mses. Lewent and Ullian, Messrs. Chai, Lynch, Manzi, Parrett, Sørensen and Sperling, and Dr. Harris has no relationship with the Company, other than any relationship that is categorically not material under the guidelines shown above and other than compensation for services as a director as disclosed in this proxy statement under “DIRECTOR COMPENSATION.”

In determining the independence of the Company’s directors, the Board considered that in 2012 the Company sold products, in the ordinary course of business, to: (i) the Massachusetts Institute of Technology (“MIT”), where Dr. Jacks is a professor and the director of the David H. Koch Institute for Integrative Cancer Research, and the Howard Hughes Medical Institute (“HHMI”), where Dr. Jacks is an employee and investigator; (ii) TE Connectivity, where Mr. Lynch is Chairman and CEO; (iii) Novo Nordisk, where Mr. Sorensen is CEO; and (iv) The Cleveland Clinic, where Dr. Harris is an officer.

With respect to MIT, TE Connectivity, Novo Nordisk and The Cleveland Clinic, the amount of the sales to each entity in 2012 were less than 0.13% of the 2012 revenues of such other entity and less than 0.11% of Thermo Fisher’s 2012 revenues. With respect to HHMI, which is a nonprofit medical research organization, the amount of these sales in 2012 was less than 0.01% of HHMI’s endowment, and less than 0.02% of Thermo Fisher’s revenues.

Board of Directors Meetings and Committees

The Board met seven times during 2012. During 2012, each of our directors attended at least 75% of the total number of meetings of the Board and the committees of which such director was a member. The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, as well as Strategy and Finance, and Science and Technology Committees. The Company encourages, but does not require, the members of its Board to attend the annual meeting of stockholders. Last year, nine of our directors attended the 2012 Annual Meeting of Stockholders.

Audit Committee

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. Certain responsibilities of our Audit Committee and its activities during fiscal 2012 are described with more specificity in the Report of the Audit Committee in this proxy statement under the heading “REPORT OF THE AUDIT COMMITTEE.” The charter of the Audit Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Audit Committee are Messrs. Parrett (Chairman), Chai, and Sørensen. Peter J. Manning served on our Audit Committee through May 22, 2012. The Board has determined that each of the members of the Audit Committee is “independent” within the meaning of SEC rules and regulations, the listing standards of the NYSE, and the Company’s Corporate Governance Guidelines, and that each is “financially literate” as is required by the listing standards of the NYSE. The Board has also determined that each of Messrs. Parrett and Chai qualifies as an “audit committee financial expert” within the meaning of SEC rules and regulations, and that they each have accounting and related financial management expertise as is required by the listing standards of the NYSE. The Board has determined that Mr. Parrett’s membership on four audit committees does not impair his ability to effectively serve on the Company’s Audit Committee. The Audit Committee met 12 times during 2012.

Compensation Committee

The Compensation Committee is responsible for reviewing and approving compensation matters with respect to the Company’s chief executive officer and its other officers, reviewing and recommending to the Board management succession plans, and administering equity-based plans. Certain responsibilities of our Compensation Committee and its activities during 2012 are described in this proxy statement under the heading “Compensation Discussion and Analysis.” The Compensation Committee also periodically reviews our director compensation, and makes recommendations on this topic to the Board as it deems appropriate, as described under the heading “DIRECTOR COMPENSATION.” The charter of the Compensation Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Compensation Committee are Messrs. Sperling (Chairman) and Lynch and Ms. Ullian. The Board has determined that each of the members of the Compensation Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Compensation Committee met seven times during 2012.

Role of Consultant

The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of CEO or senior executive compensation. Since October 2007, the Committee has retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant. Pearl Meyer does not provide any other services to the Company and the Compensation Committee has determined, based on its assessment of the relevant factors set forth in the applicable SEC rules, that Pearl Meyer’s work for the Compensation Committee does not raise any conflict of interest.

The consultant compiles information regarding the components and mix (short-term/long-term; fixed/variable; cash/equity) of the executive compensation programs of the Company and its peer group (see page 17 of this proxy statement for further detail regarding the peer group), analyzes the relative performance of the Company and the peer groups with respect to the financial metrics used in the programs, and provides advice to the Compensation Committee regarding the Company’s programs. The consultant also provides information regarding emerging trends and best practices in executive compensation.

The consultant retained by the Compensation Committee reports to the Compensation Committee Chair and has direct access to Committee members. The consultant periodically meets with members of the Committee either in person or by telephone.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for identifying persons qualified to serve as members of the Board, recommending to the Board persons to be nominated by the Board for election as directors at the annual meeting of stockholders and persons to be elected by the Board to fill any vacancies, and recommending to the Board the directors to be appointed to each of its committees. In addition, the Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company (as well as reviewing and reassessing the adequacy of such guidelines as it deems appropriate from time to time) and overseeing the annual self-evaluation of the Board. The charter of the Nominating and Corporate Governance Committee is available on the Company’s website at www.thermofisher.com.

The current members of our Nominating and Corporate Governance Committee are Messrs. Lynch (Chairman), Chai and Sperling, and Dr. Harris. Michael E. Porter served on our Nominating and Corporate Governance Committee through May 22, 2012. The Board has determined that each of the members of the Nominating and Corporate Governance Committee is “independent” within the meaning of the listing standards of the NYSE and the Company’s Corporate Governance Guidelines. The Nominating and Corporate Governance Committee met six times during 2012.

Board Leadership Structure

We separate the roles of Chief Executive Officer and Chairman of the Board in recognition of the differences between the two roles. The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the Board.

Our Board’s Role in Risk Oversight

Our Board oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board and its committees is to oversee the risk management activities of management. Risk assessment reports are periodically provided by management to the Board. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and, in accordance with NYSE requirements, discusses policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which the Company’s exposure to risk is handled. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and corporate governance.

Executive Sessions

In accordance with the listing standards of the NYSE and the Company’s Corporate Governance Guidelines, independent directors meet at least twice a year in an executive session without management and at such other times as may be requested by any independent director. Jim P. Manzi, as the Chairman of the Board, presides at the meetings of the Company’s independent directors held in executive session without management.

Communications from Stockholders and Other Interested Parties

The Board has established a process for stockholders and other interested parties to send communications to the Board or any individual director or groups of directors, including the Chairman of the Board and the independent directors. Stockholders and other interested parties who desire to send communications to the Board or any individual director or groups of directors should write to the Board or such individual director or group of directors care of the Company’s Corporate Secretary, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451. The Corporate Secretary will relay all such communications to the Board, or individual director or group of directors, as the case may be.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee oversees our compensation program for executive officers. In this role, the Compensation Committee reviews and approves annually all compensation decisions relating to our named executive officers. Our named executive officers for the year ended December 31, 2012 are Marc N. Casper, President and Chief Executive Officer, Peter M. Wilver, Senior Vice President and Chief Financial Officer, Alan J. Malus, Executive Vice President, Edward A. Pesicka, Senior Vice President and Thomas W. Loewald, Senior Vice President.

Executive Summary of Key Elements of Officer Compensation for 2012

Pay for Performance

Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals and uses a portfolio of equity awards to help align the interests of our executives with those of our stockholders. Key financial metrics include organic revenue growth, adjusted operating income margin, and adjusted earnings per share. Each of these metrics directly drove payouts to our named executive officers in incentive programs used in 2012.

Consistent with this approach, the compensation of our named executive officers for 2012 featured:

•        cash payouts under our annual cash incentive bonus program that ranged between 125% and 130% of target, reflective of the strong operating performance of the Company, in particular organic revenue growth, and

•        equity grants for our named executive officers that consisted of a mixture of performance-based restricted stock units and time-based restricted stock units.

These equity grants in 2012 complemented a portfolio of previously granted equity awards, including performance-based restricted stock units granted in 2009 to Mr. Casper and in 2010 to Messrs. Wilver, Malus, Pesicka and Loewald which incorporate three-year to over five-year performance periods, based on the Company’s total shareholder return as compared to the S&P 500 Industrials Index. Our executive compensation program also incorporates a number of other key features that are designed to align the interests of our named executive officers with that of our stockholders, including:

•        a compensation package more heavily weighted toward long-term equity-based incentive compensation than salary and annual cash incentives in order to emphasize the focus on the Company’s long-term performance,

•        stock ownership guidelines, in order to encourage officers to focus on the Company’s long-term performance and discourage unreasonable risk-taking,

•        a policy not to extend tax gross-ups in compensation arrangements,

•        double-trigger provisions in all of our executives’ change in control agreements, and

•        limited perquisites, none of which are subject to a tax gross-up.

The following comparison illustrates the pronounced weighting toward long-term equity securities. Specifically, cash compensation comprised just 26% of the total, in the aggregate, versus the selected compensation peer group aggregate of 32%, while long-term equity incentives made up 74% in the aggregate, versus the peer group aggregate of 68%.

At our 2012 Annual Meeting, our stockholders overwhelmingly approved our say-on-pay vote, with a 96% favorable advisory vote. The Committee believes that the support received from our stockholders at the 2012 Annual Meeting served to validate the overall philosophy and design of the Company’s executive compensation program. In making compensation decisions after the 2012 Annual Meeting, the Committee has remained consistent with this overall philosophy and design.

Objectives and Philosophy of Our Executive Compensation Program

The primary objectives of our executive compensation program are to:

•      attract and retain the best possible executive talent

•      promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals

•      motivate the Company’s officers to create long-term value for the Company’s stockholders and achieve other business objectives of the Company

•      require stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders.

To achieve these objectives, the Compensation Committee evaluates our officers’ compensation program with the goal of setting compensation at levels the Committee believes are competitive with those of other peer companies that compete with us for executive talent. In addition, our executive compensation program ties a substantial portion of each executive’s overall cash compensation to key strategic, financial and operational goals such as organic revenue growth, adjusted operating margin expansion, and new product introductions. While the selection of long-term incentive vehicles varies year to year, we provide a portion of our executive compensation in the form of stock options, performance-based restricted stock unit grants, and/or time-based restricted stock unit grants. The Committee believes frequent reviews of the compensation levels of our named executive officers help us retain our executives and ensures their interests remain aligned with those of our stockholders by allowing them to participate in both the shorter term success of the Company as reflected in organic revenue growth and growth in adjusted earnings per share from one year to the next, as well as the longer term success of the Company as reflected in stock price appreciation. Our compensation package is highly performance-based, with the largest portion consistently denominated in equity.

Strategic Pay Positioning

Overall positioning of pay for named executive officers as a group is targeted to be within 10% of the sum of the median for the CEO and the 65th percentile for the other named executive officers for total direct compensation (salary, target annual incentives and long-term incentives). In 2012, the Compensation Committee considered the additional impact of retirement income and perquisites (with peer company practices collected and presented to the Committee by Pearl Meyer & Partners (“Pearl Meyer”) in late 2012), and in 2013 will target to be, as a group, within 10% of the sum of the median for the CEO and the 60th percentile for the other named executive officers for total compensation (total direct compensation, change in pension value and nonqualified deferred compensation earnings, and all other compensation).

Generally, the goal is to achieve this through positioning of each major element of pay independently. Base salaries, for example, as the only fixed component of pay, are targeted to fall within 10% of median competitive levels, in the aggregate. Annual incentives are targeted to provide the opportunity for a 65th percentile payment for the achievement of preset internal goals, as well as an opportunity for top quartile actual payouts for strong performance, and actual payouts below median levels for performance below the preset goals.

The objective of our long term incentive program is to develop strong executive retention through opportunities tied to appreciation of the Company’s stock price over time. Superior returns to stockholders will result in significant opportunities to increase the value of executives’ overall equity value, while returns that fall short will significantly diminish that overall value. As such, opportunities are targeted to approximate the 75th percentile, in the aggregate.

Individual decisions may result in positioning outside of these specified ranges, particularly where the measured market reflects little differentiation between the 25th, median and 75th percentiles. Individual components may also be highly differentiated based on key requirements of a specific role, success in past roles within or outside the Company or, within our pay for performance culture, demonstrated success in an executive officer’s current role. Position tenure also plays an important role in the positioning of individual pay levels.

Consistent with the aforementioned pay-for-performance influence, the Compensation Committee reviews each component of pay individually and collectively, to ensure that the compensation programs work in a unified manner to motivate and retain key executive talent.

The Compensation Committee uses market surveys and analyses prepared by outside consulting firms to stay informed of developments in the design of compensation packages generally and to benchmark our officer compensation program against those of companies with whom we compete for executive talent to ensure our compensation program is in line with current marketplace standards.

The Compensation Committee initially targets compensation for our executive officers as a group, in the aggregate, and then considers the allocation among each officer individually. The principal reference for external comparison is to proxy-named executive officers of business competitors in the Company’s markets and industrial companies comparable to the Company in terms of annual revenues and market capitalization.

The chart below compares the components of our compensation package to the targeted strategic pay positioning as described above, for each component of pay as computed by Pearl Meyer.

For 2012, aggregate base salaries for the named executive officers as a group were 98% of median competitive levels, as measured by Pearl Meyer. The aggregate target bonus opportunity was 93% of the 65th percentile competitive opportunity. Combining these components provided an aggregate target total cash opportunity of 96% of the combined competitive positions. Aggregate long-term incentives approximated the 75th percentile competitive level. Combining the target total cash with long term incentives provided aggregate total direct compensation of 113% of the targeted level as a group (i.e., within 10% of the sum of the median for the CEO and the 65th percentile for the other named executive officers), or 3% above the targeted level.

Typically, during the first calendar quarter of each year, the chief executive officer makes a recommendation to the Compensation Committee with respect to annual salary increases and bonuses, and annual equity awards, if any, for executive officers other than himself, which is then reviewed by the Compensation Committee. The Compensation Committee annually reviews the individual performance evaluations for the named executive officers, and, usually in late February or early March, determines their compensation changes and awards after receiving input from other independent directors of the Board. As part of this process, the Compensation Committee also reviews, with respect to each named executive officer, the current value of prior equity grants, the balances in deferred compensation accounts, and the amount of compensation the executive officer would receive if he left the Company under a variety of circumstances.

Components of Our Executive Compensation Program

The primary elements of our executive compensation program are:

Element	Form	Primary Purpose	Performance Criteria
Base salary	Cash	Provide competitive, fixed compensation to attract and retain the best possible executive talent	Achievement of Company and individual goals
Annual cash incentive bonuses	Cash	Align executive compensation with our corporate strategies and business objectives; promote the achievement of key strategic and financial performance measures by linking annual cash incentives to the achievement of corporate performance goals	Organic revenue growth, adjusted operating income as a percentage of revenue, non-financial measures (see page 18)
Long-term incentive awards	Stock options and restricted stock unit awards	Align executive compensation with our corporate strategies and business objectives; motivate the Company’s officers to create long-term value for the Company’s stockholders and achieve other business objectives of the Company; encourage stock ownership by the Company’s officers in order to align their financial interests with the long-term interests of the Company’s stockholders	Organic revenue growth, growth in adjusted earnings per share, common stock price, and with respect to 2010 grants, relative total shareholder return as compared to S&P 500 Industrials Total Return Index (see page 21)
Retirement plans	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all U.S. employees) and, for most executives, a supplemental deferred compensation plan	Provide competitive retirement benefits to attract and retain skilled management	N/A
Perquisites	Eligibility to receive supplemental long-term disability and life insurance, and access to emergency medical service	Provide a competitive compensation package	N/A
Severance and Change in Control Benefits	Eligibility to receive cash and other severance benefits in connection with termination under certain scenarios (see page 23)	Provide competitive benefits to attract and retain the best possible executive talent and facilitate the executive’s evaluating potential business combinations	N/A

Each year, the Compensation Committee, after reviewing information provided by compensation consultants, determines what it believes in its business judgment to be the appropriate mix of each of the various compensation components.

The Committee believes that the Company’s executive compensation program supports the executive compensation objectives described above without encouraging management to take unreasonable risk with respect to Thermo Fisher’s business. The Committee believes that the program’s use of long-term, equity based compensation, the use of both options and restricted stock unit awards, and our stock ownership guidelines all encourage officers to take a long-term view of Thermo Fisher’s performance and discourage unreasonable risk-taking. The Committee has reviewed the Company’s key compensation policies and practices and concluded that any risks arising from our policies and programs are not reasonably likely to have a material adverse effect on the Company.

Compensation Consultant

In late 2011, the Committee directly engaged Pearl Meyer to assist the Committee in its review and evaluation of the compensation for the executive officers. Pearl Meyer provides no services to the Company other than to the Compensation Committee, and is therefore entirely independent of the management of the Company. In making decisions on 2012 salary changes, the setting of 2012 target annual cash incentive bonuses as a percentage of salary, and equity award decisions in February 2012, the Committee considered the market study prepared by Pearl Meyer in late 2011 (the “Pearl Meyer Study”), which included data from a peer group of publicly-traded companies.

Peer Group

Prior to the Pearl Meyer Study, Pearl Meyer had used three separate peer groups to benchmark the Company’s compensation — a core peer group representing companies most similar to Thermo Fisher in terms of size and industry; a broader industries peer group representing companies that were of similar size as compared to Thermo Fisher and that compete in broader, but generally similar, industries; and a small competitors peer group representing companies that were similar to Thermo Fisher in product or service offerings, but had annual revenues less than one-third that of Thermo Fisher.

In the Pearl Meyer Study, the three peer groups were collapsed into one balanced core peer group, retaining those that best fit either the Company’s industries or size. Companies were added that could have been considered in the initial construct to provide a better fit than some of those selected in the “broader industries peer group,” and the peer group was better balanced for size to eliminate the need for regressed data. Pearl Meyer used the peer group set forth below in connection with analyzing executive compensation. The companies included in the new peer group are:

Agilent Technologies Inc.	Ingersoll-Rand Plc
Amgen Inc.	L 3 Communications Holdings, Inc.
Baxter International Inc.	Life Technologies Corp.
Becton, Dickinson and Company	Medtronic, Inc.
Boston Scientific Corporation	Monsanto Company
Covidien	Parker-Hannifin Corporation
Danaher Corporation	PPG Industries, Inc.
Eaton Corporation	Quest Diagnostics Incorporated
EMC Corporation	Stryker Corporation
Emerson Electric Co.	Texas Instruments Incorporated
Illinois Tool Works Inc.	Textron Inc.

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our executive officers. Generally, we believe that executive officer base salaries should be, in the aggregate, near (e.g., within 10%) the median of the range of salaries for executives in similar positions at comparable companies determined in a manner consistent with the Pearl Meyer Study, but with variations as dictated by individual circumstances. Base salaries are generally reviewed annually by our Compensation Committee in February and changes are effective in late March/early April of that year. In making base salary decisions, the Committee takes into account a variety of factors, including the level of the individual’s responsibility, the length of time the individual has been in that position, the ability to replace the individual and the current base salary of the individual. In late February 2012, the Compensation Committee considered the market data contained in the Pearl Meyer Study and increased the salaries of our executive officers for 2012 (effective April 2012) in accordance with our standard annual compensation review. The 2012 base salaries for the named executive officers were set consistent with our philosophy of keeping salaries within 10% of these measured market medians, in the aggregate. Increases were as follows: 4.0% for Mr. Casper, 1.5% for Mr. Wilver, and 4.3% for Mr. Pesicka. Mr. Malus received a 5.4% salary increase in January 2012 in connection with his promotion to Executive Vice President. Mr. Loewald received a 30.6% increase in January 2012 in connection with his promotion to Senior Vice President, an executive officer position. Increases vary principally to reflect tenure in current position and competitive pay levels, to recognize strong individual performance and to assist the Company to retain these executives.

Base salaries were increased as reflected in the table below.

Name	Prior Base Salary	Base Salary as of April 2012
Marc N. Casper	$1,000,000	$1,040,000
Peter M. Wilver	$625,000	$634,500
Alan J. Malus	$650,000	$685,000	[1]
Edward A. Pesicka	$575,000	$600,000
Thomas W. Loewald	$344,500	$450,000	[2]

1        Mr. Malus received an increase in January 2012 in connection with his promotion to Executive Vice President.

2        Mr. Loewald received an increase in January 2012 in connection with his promotion to Senior Vice President, an executive officer position.

Annual Cash Incentive Award

Annual cash incentive awards for the Company’s executive officers for 2012 were granted under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The 162(m) Plan was adopted to preserve the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The actual amounts paid are subject to the application by the Compensation Committee of negative discretion under the 162(m) Plan, as described below.

Under the 162(m) Plan, in the first quarter of each calendar year the Compensation Committee selects a performance goal for the year. For 2012, the Committee selected the financial measure of earnings before interest, taxes and amortization, excluding the impact of restructurings, cost of revenues charges associated with acquisitions or restructurings, selling, general and administrative charges associated with acquisition transaction costs, gains/losses from the sale of a business or real estate, material asset impairment charges and other unusual or nonrecurring items (“adjusted operating income”). The Committee selected this financial measure, as opposed to an income measure computed under generally accepted accounting principles (GAAP), because this measure is consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. The maximum award payable in any year under the 162(m) Plan to an executive officer is $5,000,000. Each executive officer was awarded a percentage of adjusted operating income for the year, subject to the right of the Committee to lower, but not raise, the actual bonuses paid. In February 2013, the Compensation Committee elected to lower the 2012 bonuses payable under the 162(m) Plan to the amounts computed in accordance with the process described below for the Company’s annual incentive program for the year based on the Compensation Committee’s determinations as to the level of achievement of the supplemental performance measures under the Company’s annual incentive program for 2012.

Typically, in the first quarter of each calendar year, the Compensation Committee also establishes a target incentive cash award amount under the Company’s annual incentive program for each officer of the Company, including executive officers. This amount, which is a percentage of base salary, is determined by the Compensation Committee based on the salary level of the officer, the position of the officer within the Company and input from the compensation consultant. The amount actually awarded to an officer, which can range from 0 to 200% of target, varies primarily based on performance of the Company as a whole with respect to financial and non-financial measures, but is subject to adjustment based on the Committee’s subjective evaluation of an officer’s contributions to those results. The Committee generally sets the goals such that the target payout (100% of target bonus) represents attractive financial performance within our industry and can be reasonably expected to be achieved; and payouts above 150% of this target require outstanding performance.

For 2012, the financial measures established by the Compensation Committee under the Company’s annual incentive program were (i) growth in “organic revenue” (reported revenue adjusted for the impact of acquisitions and divestitures and for foreign currency changes) and (ii) adjusted operating income as a percentage of revenue. The Committee selected these financial measures, as opposed to financial measures computed under generally accepted accounting principles (GAAP), because these measures are consistent with how management measures and forecasts the Company’s performance, especially when comparing such results to previous periods or forecasts. For both of the financial measures, the Company’s actual performance was measured relative to the Company’s internal operating goals for 2012. The weighting of the financial measures and performance targets for 2012 were:

	Organic Revenue Growth (40%)	Adjusted Operating Income as a Percentage of Revenue (30%)
Threshold (0% payout on each measure)	- 0.25%	Varies with revenue[1]
Incremental Performance Adjustment	± 25% for each 0.75% growth	Assumes 30% adjusted operating income pull through[2] on revenues above or below baseline for organic growth achievement of 0% to 150% of baseline (-0.25% to +4.125%) and 25% pull through[1] on organic growth achievement of 150% to 200% of baseline (+4.125% to +5.75%)
Baseline (100% payout factor)	+ 2.75%	18.96% of revenue (at the baseline target organic revenue growth of 2.75%)
Maximum (200% payout factor)	+ 5.75%	Varies with revenue[1]
Actual Results	+ 3.91%	19.02% of revenue
Payout Factor	139%	84%

1        Because the payout factors linked the variation in organic revenue growth to margin expansion, the “threshold” and “maximum” (whether expressed as dollars or as a percentage) varied directly with actual revenue achievement; no single “threshold or “maximum” performance level can be attributed to adjusted operating income as a percentage of revenue. The adjusted operating income as a percentage of revenue payout factor cannot go below zero or above 200%.

2         The payout factors recognized incremental costs required to achieve accelerated organic revenue growth, and reflected the greater difficulty in achieving margin expansion on smaller revenue; as such, the “pull through” (incremental operating margin as a percentage of revenue) varied at different levels of organic revenue achievement.

The remaining 30% was based on company-wide, non-financial measures relating to the achievement of customer allegiance goals, increased new product introduction, the maximization of our opportunity in China, the continuation of building a diverse workforce and employer of choice initiatives, and the achievement of merger and acquisition-related goals. The results for the non-financial goals were as follows:

Non-Financial Measure	Achievement
Customer Allegiance	We improved our customer allegiance score over our 2011 score (measured by a formula relating to how many of our customers would recommend us to another potential customer), we successfully completed our customer experience pilots and launched broader scale implementation, and we made significant investments and improvements in our e-business capabilities
New Product Introduction	We launched an impressive line-up of new products, but the percentage of 2012 product revenue from products designed, commercialized and introduced in the last two years did not exceed our percentage of 2011 revenue in the same category, as year-over-year improvement was challenged by weak conditions in some markets
Maximization of Opportunity in China	We had growth in China of over 20%, completed the building of our Suzhou factory and began production there, and significantly increased the use and impact of our China technology center
Building a Diverse Workforce/ Employer of Choice	We hired a diversity and inclusion leader, initiated a diversity and inclusion council, trained 500 employees on diversity and inclusion, increased our women leaders from 16% to 18%; succeeded in advancing our corporate social responsibility initiatives through the actions of our community action councils and corporate giving, as well as through increased more focused corporate giving towards science, technology, engineering and math programs
Mergers and Acquisitions	We exceeded our goal to acquire at least $200 million of annualized revenue, and successfully integrated Dionex and Phadia, with synergies on or ahead of track, though Phadia revenue has fallen short of the first year plan as a result of European market conditions

The Committee judged these goals in the context of the overall goal to develop the Company’s employees, culture and assets with the primary goal of making connections across the Company’s portfolio, creating value for Company stockholders and working with determination to advance the Company’s position as the world leader in serving science. Taking all of these factors into account, the Committee concluded that actual achievement against the non-financial measures was at a payout of 165%.

The process described above resulted in a preliminary overall achievement calculation of 130% of target bonus for each of the named executive officers. Consistent with this overall achievement, Messrs. Casper and Wilver received a bonus at the calculated payout (130% of target). Messrs. Malus, Pesicka and Loewald (as operating executives) were awarded 125%, 130% and 125% of target bonus, respectively, to reflect the performances of the operating businesses which they manage.

The target bonus awards and actual bonus awards for 2012 for the named executive officers were as follows:

Name	Target Bonus as a Percentage of Salary	Target Bonus Award	Actual Bonus Award
Marc N. Casper	140%	$1,456,000	$1,892,800
Peter M. Wilver	85%	$ 539,325	$ 700,000
Alan J. Malus	95%	$ 650,750	$ 813,437
Edward A. Pesicka	85%	$ 510,000	$ 663,000
Thomas W. Loewald	75%	$ 337,500	$ 421,875

In setting target bonuses for 2012, the Committee considered the Pearl Meyer Study and concluded it was appropriate to increase the target bonus for Mr. Casper from 130% of salary to 140% of salary and to leave the target bonus for Messrs. Wilver and Pesicka at the 2011 levels (85% of salary). Messrs. Malus and Loewald received increases of their target bonus opportunities in connection with their promotions in January 2012, from 85% to 95%, and 50% to 75%, respectively. Following these adjustments, the 2012 target bonus awards for our named executive officers ranged from 35% below to 26% above the targeted 65th percentile opportunity, but approximated 93% of the targeted 65th percentile opportunity in the aggregate, as defined in the Pearl Meyer Study.

Stock Option and Restricted Stock Unit Awards

Our equity award program is the primary vehicle for offering long-term incentives to our executives. We believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives with that of our stockholders. In addition, the vesting feature of our equity grants should further our goal of executive retention because this feature provides an incentive to our executives to remain in our employ during the vesting period. In determining the size of equity grants to our executives, our Compensation Committee considers the peer group information contained in the Pearl Meyer Study, Company and business unit performance, the individual performance of the executives, and prevailing market trends. The Committee also considers the recommendations of the chief executive officer with respect to awards to our executives other than the chief executive officer, and input from other independent directors of the Board with respect to awards to our chief executive officer. The Committee then decides how much of these values should be delivered by each of the long-term incentive vehicles utilized by the Company, such as stock options or restricted stock units.

We typically make an initial equity award of stock options and restricted stock units to new executives when they become executives and to newly promoted executives to reflect their new responsibilities, and annual equity grants in late February as part of our overall compensation program. Our equity awards have typically taken the form of stock options and restricted stock unit grants. Because restricted stock units have a built-in value at the time the grants are made, we generally grant significantly fewer restricted stock units than the number of stock options we would grant for a similar purpose. All grants of options and restricted stock units to our officers are approved by the Compensation Committee. The timing of the Compensation Committee meeting in late February or early March is such that the meeting occurs after we have publicly released earnings for the just-completed year. While our cash incentive program is designed to reward executives for meeting near-term (generally annual) financial and operational goals, our equity program is designed to focus on long-term performance and alignment of executive officer compensation with the long-term interests of our stockholders.

Typically, the stock options we grant to our named executive officers vest over the first four years of a seven-year option term, and time-based restricted stock unit awards vest equally over three years. Vesting normally ceases upon termination of employment, except for acceleration upon qualifying retirements, death, disability, and in the case of certain terminations for Mr. Casper (see “Agreements with Named Executive Officers; Potential Payments upon Termination or Change in Control” on page 34). Stock option exercise rights normally cease for officers other than Mr. Casper shortly after termination, except for in the cases of death, disability and qualifying retirement. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. Prior to the distribution of shares after vesting of restricted stock units (which represent a right in the future to receive shares), the holder has no right to transfer or vote the underlying shares. Generally, holders of restricted stock units have the right to accrue dividends but do not receive them unless and until vesting and delivery of the underlying shares occur.

Our practice is to set the exercise price of stock options to equal the closing price of our Common Stock on the New York Stock Exchange on the date the grant is approved by the Compensation Committee or the Employee Equity Committee (which currently consists of Mr. Casper). Newly hired or promoted employees, other than officers, normally are granted stock options and/or restricted stock units by the Employee Equity Committee. Grants over 25,000 shares to any individual, and all grants to officers, may only be approved by the Compensation Committee.

2012 Annual Grant

On March 2, 2012, in connection with the normal compensation cycle, the Committee granted performance-based and time-based restricted stock units to the named executive officers. In setting grant levels for 2012, the Committee considered the Pearl Meyer Study. The Committee adjusted these amounts towards the 75th percentile to reflect its interest in focusing on long-term performance, as well as its judgment on matters of internal fairness, and the impact of broader economic conditions on the Company’s stock price. In determining the mix of long-term incentives for 2012, the Committee considered the retentive and incentive value of the current and prior grants to these individuals and the overall weighting toward equity-based incentive compensation relative to salary and annual cash incentives, which places greater emphasis on the Company’s long-term performance. The adjusted amounts were then converted to numbers of restricted stock units, with approximately 20% of the number of shares being delivered through performance-based restricted stock units (measured at the target level), and 80% through time-based restricted stock units. The Committee adopted this allocation emphasizing time-based restricted stock units for this grant because it supports our strategy of providing executives with a balanced portfolio of equity vehicles.

Equity grants made in 2011 and 2012 are reflected in the table below.

	Stock Options		Time-Based Restricted Stock Units		Performance-Based Restricted Stock Units (at target)
Name	2011	2012	2011	2012	2011	2012
Marc N. Casper	185,700	—	—	145,900	—	36,500
Peter M. Wilver	68,200	—	19,400	32,150	—	8,000
Alan J. Malus	80,350	—	23,000	43,800	—	10,900
Edward A. Pesicka	71,250	—	20,300	40,150	—	10,000
Thomas W. Loewald	28,050	—	7,900	21,850	—	5,500

While the 2012 annual grant to Mr. Casper was significantly higher than the grant provided in 2011, the 2011 grant was impacted by the total calculated value and mix of long-term incentive grant types provided to Mr. Casper in connection with his promotion to CEO in late 2009. The scope, size and timing of that 2009 grant resulted in no grant being provided in 2010, and a smaller grant in 2011. In determining Mr. Casper’s 2012 grant, the Committee intended the grant to be representative of a full, normalized, annual grant, as well as reflective of the Committee’s assessment of Mr. Casper’s strong performance and potential in his role as President and CEO.

The 2012 time-based restricted stock units vest in equal annual installments over the three-year period commencing on the date of grant (i.e., the first 1/3 of a restricted stock unit award would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). In connection with the award of performance-based restricted stock units, the Compensation Committee adopted as performance goals growth in the measures organic revenue and adjusted earnings per share for 2012. For each of the performance goals, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2012. The vesting of the performance-based restricted stock units is as follows: 1/3 on the date the Compensation Committee certifies that the performance goals related to the Company’s organic revenue and adjusted earnings per share have been achieved (the “Performance Certification Date”), 1/3 on the one-year anniversary of the Performance Certification Date, and 1/3 on the two-year anniversary of the Performance Certification Date (subject to certain exceptions).

Stock Ownership Policy

The Compensation Committee has established a stock ownership policy that the chief executive officer hold shares of Common Stock equal in value to at least four times his annual base salary and that each other executive officer hold shares of Common Stock equal in value to at least two times his annual base salary. For purposes of this policy, time-based restricted stock units, and vested but undistributed performance-based restricted stock units, are counted towards the target. All of our named executive officers are currently in compliance with this policy.

Benefits and Other Compensation

We maintain broad-based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Executives are eligible to participate in all of our employee benefit plans, in each case on the same basis as other employees. The 401(k) plan is a tax-qualified retirement savings plan pursuant to which all U.S. based employees, including officers, are able to contribute a percentage of their annual salary up to the limit prescribed by the Internal Revenue Service (the “IRS”) to the 401(k) plan on a before-tax basis. The Company matches contributions made by employees to the 401(k) plan, dollar for dollar, up to the first 6% of compensation deferred by the employee to the plan. Employees were capped at contributing 6% of $250,000 for 2012 in accordance with the IRS annual compensation limit. All contributions to the 401(k) plan as well as any matching contributions are fully-vested upon contribution.

The named executive officers, in addition to certain other U.S.-based eligible executives, are also entitled to participate in the Company’s Deferred Compensation Plan. Pursuant to the Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary and/or bonus until he or she ceases to serve as an employee of the Company or until a future date prior to his or her termination of employment with the Company. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation For 2012” on page 32. Amounts deferred under this plan can be invested in an array of mutual funds and other investment vehicles administered by a third party investment manager. The Company does not guarantee any above-market interest rates or rates of return on these deferred amounts. The Company matches 100% of the first 6% of pay that is deferred into the Deferred Compensation Plan over the IRS annual compensation limit for 401(k) purposes.

The Company provides officers with perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. Each named executive officer has access to supplemental long-term disability and life insurance, and emergency medical service through Massachusetts General Hospital’s global hospital network. Additionally, the Company provides a $3 million term life insurance policy to Mr. Casper. Attributed costs of the personal benefits described above for the named executive officers for 2012 are described in the “Summary Compensation Table” on page 25. None of our perquisites are subject to a tax gross-up.

Severance and Change in Control Benefits

Pursuant to our equity plans and agreements we have entered into with our executives, in the event of the termination of their employment under certain circumstances or a change in control, they are entitled to specified benefits. We have provided more detailed information about these benefits, along with estimates of their value under various circumstances, under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 34. We believe providing these benefits helps us compete for executive talent and that our severance and change in control benefits are generally in line with severance packages offered to comparable executives at other companies.

We have executive change in control retention agreements with our executives that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the

Company without “cause” or by the individual for “good reason,” in each case within 18 months thereafter. We also have an executive severance policy that provides severance benefits to our executives (other than Mr. Casper) in the event their employment is terminated by the Company without “cause” in the absence of a change in control. Mr. Casper’s severance arrangements are provided in a separate agreement between him and the Company. The change in control retention agreements and executive severance arrangements are described in greater detail under the caption “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control” on page 34.

In February 2009, the Committee approved a new form of executive change in control agreements for executives joining the Company after February 2009. The new form of change in control agreement eliminates any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements.

The change in control retention agreements for all executives other than Mr. Casper expire in May 2013. In February 2013, the Committee approved a new form of executive change in control agreement that executives will receive when the current agreements expire. Neither Mr. Casper’s nor the new form of agreement contains a tax gross-up provision, so effective upon the execution of the new agreements, none of our executives’ change in control retention agreements will contain a tax-gross up.

Tax and Accounting Considerations

Deductibility of Executive Compensation

The Compensation Committee considers the potential effect of Section 162(m) of the Internal Revenue Code of 1986 as amended (the “Code”), in designing its compensation program, but reserves the right to use its independent judgment to approve nondeductible compensation, while taking into account the financial effects such action may have on the Company. Section 162(m) limits the tax deduction available to public companies for annual compensation that is paid to the Company’s chief executive officer and three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000, unless the compensation qualifies as “performance-based” or is otherwise exempt from Section 162(m). Stock options, performance-based restricted stock unit awards and annual incentive cash bonuses for the executive officers are intended to qualify for the deduction.

Accounting Considerations

Accounting considerations also play an important role in the design of our executive compensation programs and policies. ASC 718 requires us to expense the cost of stock-based compensation awards. We consider the relative impact in terms of accounting cost in addition to other factors such as stockholder dilution, retentive impact, and motivational impact when selecting long-term equity incentive instruments.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Scott M. Sperling (Chairman)

Thomas J. Lynch

Elaine S. Ullian

Summary Compensation Table

The following table summarizes compensation for services to the Company earned during the last three fiscal years by the Company’s chief executive officer, chief financial officer, and the three other most highly compensated executive officers of the Company during 2012. The executive officers listed below are collectively referred to in this proxy statement as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Marc N. Casper President and Chief Executive Officer	2012	$1,030,038	$10,442,400	—	$1,892,800	—	$189,863	$13,555,101
	2011	$1,000,000	—	$3,064,050	$1,300,000	—	$152,517	$5,516,567
	2010	$981,970	—	—	$1,610,000	—	$169,719	$2,761,689
Peter M. Wilver Senior Vice President and Chief Financial Officer	2012	$632,134	$2,298,588	—	$700,000	—	$83,964	$3,714,686
	2011	$622,750	$1,066,418	$1,125,300	$531,250	—	$73,404	$3,419,122
	2010	$611,879	$1,062,233	$1,019,359	$646,800	—	$79,293	$3,419,564
Alan J. Malus Executive Vice President	2012	$685,000	$3,131,575	—	$813,437	$2,731	$94,611	$4,727,354
	2011	$630,000	$1,264,310	$1,325,775	$400,000	$2,769	$66,305	$3,689,159
	2010	$564,181	$1,126,468	$1,224,302	$641,250	$10,740	$76,757	$3,643,698
Edward A. Pesicka Senior Vice President	2012	$593,774	$2,871,088	—	$663,000	$2,187	$78,850	$4,208,899
	2011	$556,250	$1,115,891	$1,175,625	$488,750	$2,218	$65,977	$3,404,711
	2010	$489,704	$1,126,468	$1,224,302	$510,000	$11,533	$63,182	$3,425,189
Thomas W. Loewald(7) Senior Vice President	2012	$450,000	$1,565,788	—	$421,875	—	$63,242	$2,500,905

(1)        Reflects salary earned for the year, though a portion of such salary may have been paid early in the subsequent year.

(2)        These amounts represent the aggregate grant date fair value of restricted stock unit awards made during 2012, 2011 and 2010, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. For performance-based restricted stock unit awards made in February 2012, these amounts reflect the grant date fair value of such awards based upon the probable outcome at the time of grant. The value of these awards at the grant date assuming that the highest level of performance conditions was achieved was $3,134,438, $687,000, $936,038, $858,750 and $472,313 for Messrs. Casper, Wilver, Malus, Pesicka and Loewald, respectively. For performance-based restricted stock unit awards made in March 2010 to Messrs. Wilver, Malus and Pesicka, these amounts reflect the grant date fair value of such awards using a Monte Carlo simulation model. The value of these awards at the grant date assuming that the highest level of performance conditions was achieved was $839,350, $886,681 and $886,861 for Messrs. Wilver, Malus and Pesicka, respectively. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2012, 2011 or 2010.

(3)        These amounts represent the aggregate grant date fair value of stock option awards made during 2012, 2011 and 2010, respectively, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal years 2012, 2011 or 2010.

(4)        Reflects compensation earned for the year but paid early in the subsequent year.

(5)        For Messrs. Malus and Pesicka, the amounts presented in this column represent the actuarial increase in the present value of their benefits under the Thermo Fisher Retirement Plan during the year. As this Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger in 2006, and was frozen prior to the merger, only Messrs. Malus and Pesicka (former employees of Fisher) participate in the Retirement Plan.

(6)        Under SEC rules and regulations, if the total value of all perquisites and personal benefits is $10,000 or more for any named executive officer, then each perquisite or personal benefit, regardless of its amount, must be identified by type. If perquisites and personal benefits are required to be reported for a named executive officer, then each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that officer must be quantified and disclosed in a footnote. The amounts presented in this column include (a) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s 401(k) Plan, (b) premiums paid by the Company with respect to long-term disability insurance for the benefit of the named executive officers, (c) with respect to Mr. Casper, premiums paid by the Company for a term life insurance policy for the benefit of Mr. Casper, (d) premiums paid by the Company with respect to supplemental group term life insurance, (e) access to emergency medical service through Massachusetts General Hospital’s global hospital network, (f) matching contributions made on behalf of the named executive officers by the Company pursuant to the Company’s Non-Qualified Deferred Compensation Plan and (g) a car allowance for Mr. Loewald. For 2012, the dollar value of the principal components of these benefits was (1) $15,000 each for Messrs. Casper, Wilver, Malus, Pesicka and Loewald for matching 401(k) contributions, (2) $2,513, $3,378, $3,784, $2,721 and $4,261 for Messrs. Casper, Wilver, Malus, Pesicka and Loewald, respectively, for long-term disability insurance premiums, (3) $11,875 for a term life insurance policy for Mr. Casper, (4) $160,322, $64,917, $74,906, $60,376 and $30,983 for Messrs. Casper, Wilver, Malus, Pesicka and Loewald, respectively, for matching deferred compensation plan contributions, and (5) $12,500 for a car allowance for Mr. Loewald.

(7)        Mr. Loewald became an officer of the Company on January 1, 2012.

Grants of Plan-Based Awards For 2012*

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards						All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)(1)	Maximum ($)
					Threshold		Target		Maximum

Marc N. Casper	3/2/2012	0	$1,456,000	$2,912,000
	3/2/2012				0	(3)	36,500	(3)	54,750	(3)					$2,089,625
	3/2/2012										145,900	(4)			$8,352,775

Peter M. Wilver	3/2/2012	0	$539,325	$1,078,650
	3/2/2012				0	(3)	8,000	(3)	12,000	(3)					$458,000
	3/2/2012										32,150	(4)			$1,840,588

Alan J. Malus	3/2/2012	0	$650,750	$1,301,500
	3/2/2012				0	(3)	10,900	(3)	16,350	(3)					$624,025
	3/2/2012										43,800	(4)			$2,507,550

Edward A. Pesicka	3/2/2012	0	$510,000	$1,020,000
	3/2/2012				0	(3)	10,000	(3)	15,000	(3)					$572,500
	3/2/2012										40,150	(4)			$2,298,588

Thomas W. Loewald	3/2/2012	0	$337,500	$675,000
	3/2/2012				0	(3)	5,500	(3)	8,250	(3)					$314,875
	3/2/2012										21,850	(4)			$1,250,913

*      All equity awards made during 2012 were granted under the Company’s 2008 Stock Incentive Plan.

(1)        Target awards are based on a percentage of the named executive officer’s salary.

(2)        These amounts represent the aggregate grant date fair value of stock option and restricted stock unit awards made during 2012, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. The amounts reflected in this column do not represent the actual amounts paid to or realized by the named executive officer for these awards during fiscal year 2012.

(3)        Represents the threshold, target and maximum number of achievable shares pursuant to a performance-based restricted stock unit award. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals growth in organic revenue and adjusted earnings per share. If 2012 organic revenue growth was between 1.5% and 3.5% (or higher), and/or 2012 adjusted earnings per share growth was between 5% and 15% (or higher), then the executives would be entitled to a number of units ranging from 0 to 150% of the target number of units granted. Organic revenue growth for 2012 of 4% and growth in adjusted earnings per share for 2012 of 19% led to an actual payout of 150% of the target number of units for each executive. One-third of the total number of units earned vested in February 2013, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Dividends paid by the Company after the performance conditions are met accrue on unvested restricted stock units, and will be paid out if and when the underlying shares vest and are delivered.

(4)        Represents a time-based restricted stock unit award which vests in equal annual installments over a three-year period commencing on the date of grant (i.e., the first 1/3 of the restricted stock unit grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions). Dividends paid by the Company accrue on unvested restricted stock units, and will be paid out if and when the underlying shares vest and are delivered.

Outstanding Equity Awards at 2012 Fiscal Year-End

		Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $63.78*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) @$63.78*
Marc N. Casper	300,000	75,000	(2)	—		$57.58	5/15/2015	—		—	—		—
	240,000	360,000	(3)	—		$46.56	11/21/2019	—		—	—		—
	—	—		100,000	(4)	$46.56	11/21/2019	—		—	—		—
	46,425	139,275	(5)	—		$54.97	2/23/2018	—		—	—		—
	—	—		—		—	—	150,000	(6)	$9,567,000	—		—
	—	—		—		—	—	145,900	(7)	$9,305,502	—		—
	—	—		—		—	—	—		—	150,000	(8)	$9,567,000	(9)
	—	—		—		—	—	—		—	54,750	(10)	$3,491,955	(11)
Peter M. Wilver	105,280	—		—		$43.37	11/9/2013	—		—	—		—
	69,900	—		—		$36.10	2/26/2016	—		—	—		—
	25,350	25,350	(12)	—		$49.49	3/5/2017	—		—	—		—
	4,525	13,575	(13)	—		$49.49	3/5/2017	—		—	—		—
	17,050	51,150	(5)	—		$54.97	2/23/2018	—		—	—		—
	—	—		—		—	—	3,634	(14)	$231,777	—		—
	—	—		—		—	—	12,934	(15)	$824,931	—		—
	—	—		—		—	—	32,150	(7)	$2,050,527	—		—
	—	—		—		—	—	—		—	10,600	(16)	$676,068	(17)
	—	—		—		—	—	—		—	12,000	(10)	$765,360	(11)
Alan J. Malus	40,000	10,000	(18)	—		$58.40	7/10/2015	—		—	—		—
	80,700	—		—		$36.10	2/26/2016	—		—	—		—
	26,650	26,650	(12)	—		$49.49	3/5/2017	—		—	—		—
	7,250	21,750	(13)	—		$49.49	3/5/2017	—		—	—		—
	20,087	60,263	(5)	—		$54.97	2/23/2018	—		—	—		—
	—	—		—		—	—	3,867	(14)	$246,637	—		—
	—	—		—		—	—	15,334	(15)	$978,003	—		—
	—	—		—		—	—	43,800	(7)	$2,793,564	—		—
	—	—		—		—	—	—		—	11,200	(16)	$714,336	(17)
	—	—		—		—	—	—		—	16,350	(10)	$1,042,803	(11)
Edward A. Pesicka	62,200	—		—		$30.675	3/7/2015	—		—	—		—
	25,000	—		—		$58.40	7/10/2015	—		—	—		—
	64,800	—		—		$32.30	7/25/2015	—		—	—		—
	15,980	—		—		$31.305	12/19/2015	—		—	—		—
	80,700	—		—		$36.10	2/26/2016	—		—	—		—
	26,650	26,650	(12)	—		$49.49	3/5/2017	—		—	—		—
	7,250	21,750	(13)	—		$49.49	3/5/2017	—		—	—		—
	17,812	53,438	(5)	—		$54.97	2/23/2018	—		—	—		—
	—	—		—		—	—	3,867	(14)	$246,637	—		—
	—	—		—		—	—	13,534	(15)	$863,199	—		—

		Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($) @ $63.78*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) @$63.78*
	—	—		—	—	—	40,150	(7)	$2,560,767	—		—
	—	—		—	—	—	—		—	11,200	(16)	$714,336	(17)
	—	—		—	—	—	—		—	15,000	(10)	$956,700	(11)
Thomas W. Loewald	10,125	10,125	(12)	—	$49.49	3/5/2017	—		—	—		—
	3,625	10,875	(13)	—	$49.49	3/5/2017	—		—	—		—
	7,012	21,038	(5)	—	$54.97	2/23/2018	—		—	—		—
	—	—		—	—	—	1,467	(14)	$93,565	—		—
	—	—		—	—	—	5,267	(15)	$335,929	—		—
	—	—		—	—	—	21,850	(7)	$1,393,593	—		—
	—	—		—	—	—	—		—	4,200	(16)	$267,876	(17)
	—	—		—	—	—	—		—	8,250	(10)	$526,185	(11)

*        Reflects the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012

(1)        Unexercisable stock options and unvested units of restricted stock vest as described in the footnotes below and under certain circumstances described under the heading “Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control.” Unexercisable stock options and unvested units of restricted stock also vest upon certain other events such as death, disability, or qualifying retirement.

(2)        Represents the balance of a stock option granted on May 15, 2008, which vests on May 15, 2013, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(3)        Represents the balance of a stock option granted on November 21, 2009, which vests in equal annual installments on November 21, 2013, November 21, 2014 and November 21, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(4)        Represents a performance-based option grant which vests in one installment on the day the performance goal related to the Company’s stock price for any 20 consecutive trading days ending during the period October 15, 2009 through November 21, 2019 has been achieved, and the performance goal related to the Company’s total shareholder return between October 15, 2009 and the date the performance goal related to the Company’s stock price, or later (but no later than November 21, 2019), is achieved, relative to the performance of the S&P 500 Industrials Index for the same period, so long as Mr. Casper is employed by the Company on such date (subject to certain exceptions).

(5)        Represents the balance of a stock option granted on February 23, 2011 which vests in equal annual installments on February 23, 2013, February 23, 2014 and February 23, 2015, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(6)        Represents the balance of a time-based restricted stock unit award which vests in equal annual installments on February 15, 2013, February 15, 2014 and February 15, 2015, so long as Mr. Casper is employed by the Company on each such date (subject to certain exceptions).

(7)        Represents a time-based restricted stock unit award made on March 2, 2012, which vests in equal annual installments on March 2, 2013, March 2, 2014 and March 2, 2015, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(8)        Represents the target number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award made on November 21, 2009. The number of performance-based restricted stock units to be earned (from 0 to 300,000) is based on the Company’s total shareholder return for each of the applicable measurement periods, relative to the performance of the S&P 500 Industrials Index for the same period, assuming continued employment (subject to certain exceptions). From 0 to 100,000 performance-based restricted stock units will vest after each of the following three measurement periods: (1) October 15, 2009 through February 15, 2013, (2) October 15, 2009 through February 15, 2014, and (3) October 15, 2009 through February 15, 2015, assuming continued employment (subject to certain exceptions). In accordance with SEC rules, the target number of shares that may be earned is shown above because assuming the relevant measurement period ended on December 31, 2012, no shares for this measurement period would have been earned; based on the actual measurement period end date of February 15, 2013, 12% of the target number of units were earned.

(9)        Represents the target payout of a performance-based restricted stock unit award made on November 21, 2009 at $63.78, the Company’s closing stock price on December 31, 2012.

(10)        Represents the maximum number of achievable shares that may be earned pursuant to a performance-based restricted stock unit award made on March 2, 2012. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as performance goals a range of growth in organic revenue and adjusted earnings per share. If 2012 organic revenue growth was between 1.5% and 3.5% (or higher), and/or 2012 adjusted earnings per share growth was between 5% and 15% (or higher), then the executives would be entitled to a number of units ranging from 0 to 150% of the target number of units granted. Organic revenue growth for 2012 of 4% and growth in adjusted earnings per share for 2012 of 19% led to 150% of the target number of units for each executive being earned. One-third of the total number of units earned vested in February 2013, and the same number of restricted units will vest on both the first anniversary and the second anniversary of this vesting date so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(11)        Represents the maximum payout of a performance-based restricted stock unit award made on March 2, 2012 at $63.78, the Company’s closing stock price on December 31, 2012.

(12)        Represents the balance of a stock option granted on March 5, 2010 which vests in equal annual installments on March 5, 2013 and March 5, 2014, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(13)        Represents a stock option granted on March 5, 2010 which vests in equal annual installments on March 5, 2013, March 5, 2014 and March 5, 2015, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

(14)        Represents the balance of a time-based restricted stock unit award made on March 5, 2010, which vests on March 5, 2013. Shares issuable upon the vesting of restricted stock units would be delivered to the executive on the first anniversary of the applicable vesting date (subject to certain exceptions).

(15)        Represents a time-based restricted stock unit award made on February 23, 2011, which vests in equal annual installments on February 23, 2013 and February 23, 2014. Shares issuable upon the vesting of restricted stock units would be delivered to the executives on the first anniversary of the applicable vesting date (subject to certain exceptions).

(16)        Represents the target number of achievable shares pursuant to a performance-based restricted stock unit award made on March 5, 2010. In connection with the awards of performance-based restricted stock units, the Compensation Committee adopted as a performance goal the measure Company stock price. The number of performance-based restricted stock units to be earned is based on the Company’s total shareholder return for the applicable measurement period, relative to the performance of the S&P 500 Industrials Total Return Index for the same period. The shares would vest on the day in February 2013 the Compensation Committee certifies the performance level achieved for the measurement period (January 1, 2010 through December 31, 2012), but would not be delivered to the executive until the first anniversary of the vesting date (subject to certain exceptions). For the measurement period, the Company exceeded the minimum shareholder return specified in the award relative to the performance of the S&P 500 Industrials Total Return Index, which resulted in 45% of the target number of units being earned.

(17)        Represents the target payout of a performance-based restricted stock unit award made on March 5, 2010 at $63.78, the Company’s closing stock price on December 31, 2012.

(18)        Represents the balance of a stock option granted on July 10, 2008, which vests on July 10, 2013, so long as the executive officer is employed by the Company (subject to certain exceptions).

Option Exercises and Stock Vested During 2012

The following table reports information regarding stock option exercises and the vesting of stock awards during fiscal year 2012 by the Company’s named executive officers. No stock appreciation rights were exercised or were outstanding during fiscal year 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized On Vesting ($)
Marc N. Casper	441,900	$9,202,337	50,000	$2,793,000	(3)
Peter M. Wilver	127,500	$2,867,850	20,202	$1,140,790	(3)
Alan J. Malus	164,740	$3,114,856	23,191	$1,309,476	(3)
Edward A. Pesicka	80,800	$1,122,886	22,291	$1,258,968	(3)
Thomas W. Loewald	30,680	$675,736	8,829	$498,683	(4)

(1)        The amounts shown in this column represent the difference between the option exercise price and the market price on the date of exercise.

(2)        The amounts shown in this column includes shares that vested in 2012 but pursuant to the terms of grant will not be delivered until 2013.

(3)        Represents the number of shares vesting multiplied by the market price on the date of vesting. Actual value realized on the shares described in note 2 above will be determined in 2013, when the shares are delivered.

(4)        Represents the number of shares vesting multiplied by the market price on the date of vesting.

Pension Benefits

Prior to the 2006 merger of Thermo Electron Corporation and Fisher Scientific International Inc. (“Fisher”) (the “Fisher Merger”), Fisher maintained the Fisher Retirement Plan (which was renamed after the merger to the Thermo Fisher Scientific Inc. Retirement Plan, or the “Retirement Plan”), a broad-based, U.S. tax-qualified “cash balance” pension plan. Each month prior to January 1, 2006, Fisher credited each participating employee with an amount equal to 3.5% of monthly compensation, which included base salary plus certain annual bonuses and other types of compensation.

The Retirement Plan credits participants monthly with interest on their cash balances. The interest credit is equal to the balance of the participant’s account as of the close of the prior calendar month multiplied by the applicable interest rate. The interest rate is set equal to the discount rate. The discount rate reflects the rate the Company would have to pay to purchase high-quality investments that would provide cash sufficient to settle its current pension obligations. The discount rate is determined based on a range of factors, including the rates of return on high-quality, fixed-income corporate bonds and the related expected duration of the obligations or, in certain instances, the Company has used a hypothetical portfolio of high-quality instruments with maturities that mirror the benefit obligation in order to accurately estimate the relevant discount rate. For 2012, the interest rate was 4.03%.

The Retirement Plan was amended, effective December 31, 2005, to discontinue future benefit accruals (other than crediting interest to outstanding account balances) as of such date. Accordingly, effective January 1, 2006, Fisher no longer credited each participating employee with an amount equal to 3.5% of the employee’s monthly compensation. However, participants continue to earn interest on their previously accrued benefit (account balance). Generally, all participants who were employed as of January 1, 2006 became fully vested in their accrued benefits under the Retirement Plan as of such date. Vested participants can generally elect to receive their benefits under the Retirement Plan after separation from service in either a lump sum or an annuity.

The table below shows the present value of accumulated benefits payable to each of the named executive officers under the Retirement Plan. As the Retirement Plan was a pension plan maintained by Fisher prior to the Fisher Merger, and was frozen prior to the merger, only Messrs. Malus and Pesicka (former employees of Fisher) participate in the Retirement Plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Marc N. Casper	—	—	—	—
Peter M. Wilver	—	—	—	—
Alan J. Malus	Thermo Fisher Scientific Inc. Retirement Plan	14	$70,496	—
Edward A. Pesicka	Thermo Fisher Scientific Inc. Retirement Plan	13	$56,461	—
Thomas W. Loewald	—	—	—	—

(1)        Represents the actuarial present value of accumulated benefit as of December 31, 2012 under the Retirement Plan, based on assumptions of a 4.00% discount rate, a cash balance interest crediting rate of 4.00%, and a retirement age of 65.

Nonqualified Deferred Compensation For 2012

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marc N. Casper	$124,754	$124,754	$172,195	$367,153	$1,387,608(3)
Peter M. Wilver	$54,792	$ 54,792	$64,856	—	$ 549,324(4)
Alan J. Malus	$74,000	$ 50,100	$110,907	—	$1,344,658(5)
Edward A. Pesicka	$270,505	$ 49,921	$118,347	—	$1,018,332(6)
Thomas W. Loewald	$13,421	$ 13,421	$9,993	—	$ 106,399(7)

(1)        Represents deferral of a portion of 2012 salary and/or bonus earned for 2011 performance (but paid in 2012).

(2)        Represents a matching Company contribution in the deferred compensation plan with respect to 2012 salary and/or bonus earned for 2011 (but paid in 2012).

(3)        Of this amount, $49,058, $45,300 and $46,754 were withheld from Mr. Casper’s 2010, 2011 and 2012 salary, respectively, for deferral, and $96,600 and $78,000 were withheld from his bonus earned for 2010 and 2011 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2010, 2011 and 2012, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2010 and 2011, respectively, for Mr. Casper in the Summary Compensation Table on page 25.

(4)        Of this amount, $24,468, $22,655 and $22,917 were withheld from Mr. Wilver’s 2010, 2011 and 2012 salary, respectively, for deferral and $38,808 and $31,875 were withheld from his bonus earned for 2010 and 2011 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2010, 2011 and 2012, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2010 and 2011, respectively, for Mr. Wilver in the Summary Compensation Table on page 25.

(5)        Of this amount, $180,000, $180,000 and $50,000 were withheld from Mr. Malus’ 2010, 2011 and 2012 salary, respectively, for deferral, and $38,475 and $24,000, were withheld from Mr. Malus’ bonus earned for 2010 and 2011 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2010, 2011 and 2012, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2010 and 2011, respectively, for Mr. Malus in the Summary Compensation Table on page 25.

(6)        Of this amount, $73,386, $138,702 and $148,317 were withheld from Mr. Pesicka’s 2010, 2011 and 2012 salary, respectively, for deferral and $76,500 and $122,188 were withheld from Mr. Pesicka’s bonus earned for 2010 and 2011 performance, respectively, for deferral, which amounts are also included in the “Salary” column for 2010, 2011 and 2012, respectively, and the “Non-Equity Incentive Plan Compensation” column for 2010 and 2011, respectively, for Mr. Pesicka in the Summary Compensation Table on page 25.

(7)        Of this amount, $5,670 was withheld from Mr. Loewald’s 2012 salary for deferral, which amount is also included in the “Salary” column for 2012 for Mr. Loewald in the Summary Compensation Table on page 25.

The Company maintains a deferred compensation plan for its executive officers and certain other highly compensated employees. Under the plan in effect for amounts deferred on or after January 1, 2005 through December 31, 2008 (the “2005 Deferred Compensation Plan”), a participant had the right to defer receipt of his or her annual base salary (up to 90%) and/or annual incentive bonus (up to 100%) until he or she ceased to serve as an employee of the Company or until a future date while the participant continued to be an employee of the Company. The Company credited (or debited) a participant’s account with the amount that would have been earned (or lost) had the deferred amounts been invested in one or more of three different funds that were available under the deferred compensation plan (an equity index fund, a bond index fund, and a money market fund) as selected by the participant. The participant did not have any actual ownership in these funds. Any gains (or losses) on amounts deferred are not taxable until deferred amounts are paid to the participant. All amounts in the participant’s deferred account represent unsecured obligations of the Company. The 2005 Deferred Compensation Plan is intended to comply with Section 409A of the Code as enacted under The American Jobs Creation Act of 2004. The 2005 Deferred Compensation Plan remains in existence and applies to amounts deferred between January 1, 2005 and December 31, 2008. The Deferred Compensation Plan that the Company adopted in 2001 (the “Original Deferred Compensation Plan”) remains in existence and applies to amounts deferred on or before December 31, 2004. The Company has “frozen” the terms of the Original Deferred Compensation Plan in existence as of December 31, 2004 for account balances resulting from amounts deferred through such date.

The Original Deferred Compensation Plan provides for the payout of either all or a portion of the participant’s account beginning (1) at a specified date in the future if the participant so elects (in the case of a short-term payout), (2) in the case of the participant’s death or disability, or (3) upon the participant’s retirement or termination from employment with the Company. In the case of the participant’s death or disability, or upon the participant’s termination, payment is made in a lump sum distribution. Upon retirement, the participant may elect to receive his or her distribution in a lump sum or in annual installment payments over the course of five, ten or fifteen years. Additionally, with respect to account balances existing at December 31, 2004, the executive may receive a full or partial payout from the plan for an unforeseeable financial emergency (as defined in the plan), or may withdraw all of his or her account at any time less a withdrawal penalty equal to 10% of such amount (“haircut” provision). The distribution provisions of the 2005 Deferred Compensation Plan are substantially similar to the provisions of the Original Deferred Compensation Plan except that the 2005 Deferred Compensation Plan does not permit “haircut” distributions and the time and form of payment after retirement must be elected at the time the participant makes his or her initial deferral election.

In September 2008, the Compensation Committee approved the Amended and Restated 2005 Deferred Compensation Plan, effective January 1, 2009 (the “Amended and Restated Deferred Compensation Plan”). Pursuant to the Amended and Restated Deferred Compensation Plan, an eligible employee can defer receipt of his or her annual base salary (up to 50%) and/or bonus (up to 50%) until he or she ceases to serve as an employee of the Company or until a future date while the participant continues to be an employee of the Company. The Amended and Restated Deferred Compensation Plan is substantially similar to the original 2005 Deferred Compensation Plan, except the Amended and Restated Deferred Compensation Plan includes a Company match of 100% of the first 6% of pay that is deferred into the Plan over the IRS annual compensation limit for 401(k) purposes.

During the year ended December 31, 2012, participants in the Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan were given the opportunity to invest amounts deferred under the plans in an array of mutual funds and vehicles, administered by The Newport Group, which are similar to the investment options available in the Company’s 401(k) Plan. The Original Deferred Compensation Plan and the Amended and Restated Deferred Compensation Plan allow the executive to reallocate his or her balance and future deferrals among the investment choices up to four times in any plan year. The table below shows the funds available to participants and their annual rate of return for the year ended December 31, 2012.

Name of Fund	Rate of Return (assuming reinvestment of dividends)
T. Rowe Price Retirement Income Fund	7.51%
T. Rowe Price Retirement 2005 Fund	7.51%
T. Rowe Price Retirement 2010 Fund	8.94%
T. Rowe Price Retirement 2015 Fund	10.32%
T. Rowe Price Retirement 2020 Fund	11.48%
T. Rowe Price Retirement 2025 Fund	12.51%
T. Rowe Price Retirement 2030 Fund	13.43%
T. Rowe Price Retirement 2035 Fund	14.12%
T. Rowe Price Retirement 2040 Fund	14.69%
T. Rowe Price Retirement 2045 Fund	15.15%
T. Rowe Price Retirement 2050 Fund	15.49%
T. Rowe Price Retirement 2055 Fund	15.81%
T. Rowe Price Stable Value Common Trust Fund	2.52%
Pimco Total Return Institutional	10.35%
Dodge & Cox Stock Fund	22.01%
SSgA S&P 500 Index C	15.97%
T. Rowe Price Growth Stock Trust	19.43%
Vanguard Mid Cap Index Institutional	16.01%
Jennison Institutional US Small Cap Equity	14.07%
Dodge & Cox International Stock	21.03%

Agreements with Named Executive Officers; Potential Payments Upon Termination or Change in Control

Employment, Retention and Severance Agreements

Executive Change in Control Retention Agreements

Thermo Fisher has entered into executive change in control retention agreements with its executive officers and certain other key employees that provide cash and other severance benefits if there is a change in control of the Company and their employment is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined therein, in each case within 18 months thereafter. For purposes of these agreements, a change in control exists upon (i) the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher; (ii) the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the agreement or who subsequent to the date of the agreement were nominated or elected by a majority of directors who were “continuing directors” at the time of such nomination or election; (iii) the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction: (a) all holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction and (b) no person after the transaction owns 50% or more of the outstanding voting securities of the resulting or acquiring corporation; or (iv) approval by stockholders of a complete liquidation or dissolution of Thermo Fisher.

The executive change in control retention agreements with Messrs. Wilver, Malus, Pesicka and Loewald provide that, upon a qualifying termination, the executive would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of the executive’s annual base salary as in effect immediately prior to the “measurement date” or the “termination date,” as those terms are defined therein, and (y) the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date, and (B) a pro rata bonus for the year of termination, based on the higher of the executive’s target bonus as in effect immediately prior to the measurement date or the termination date. In addition, the executive would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to the executive up to an aggregate of $20,000. For Messrs. Wilver, Malus and Pesicka, the agreements contain a “modified gross-up provision,” such that the executive does not receive a tax gross-up unless the total payments exceed 110% of the maximum amount allowable without being treated as excess parachute payments under the Code. In the event that the total payments under the agreements are between 100% and 110% of the maximum amount of total payments the executive could receive without being treated as receiving any excess parachute payments, the executive’s payments will be “cutback” so that the total payments he receives will not cause him to be treated as receiving any excess parachute payments.

In February 2009, the Company’s Compensation Committee approved a new form of executive change in control agreement for executives joining the Company after February 2009 (the “2009 Form”). The new form of change in control agreement eliminated any tax gross-up provision, as the Company does not intend to extend tax gross-ups in future compensation arrangements. Mr. Loewald became an executive officer in 2012, and thus his executive change in control agreement does not contain a tax gross-up provision.

The change in control retention agreements for all executives other than Marc Casper expire in May 2013. In February 2013, the Company’s Compensation Committee approved a new form of executive change in control agreement that executives will receive when the current agreements expire. The new form of agreement does not contain a tax gross-up provision, so effective upon the execution of the new agreements, none of our executives’ change in control retention agreements will contain a tax-gross up.

In November 2009, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper signed a new change in control agreement that was substantially similar to his old agreement. The agreement provides that, upon a qualifying termination, he would be entitled to (A) a lump sum payment equal to (1) two multiplied by (2) the sum of (x) the higher of Mr. Casper’s annual base salary as in effect immediately prior to the “change in control date” or the “date of termination,” as those terms are defined therein, and (y) the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination, and (B) a pro rata bonus for the year of termination, based on the higher of Mr. Casper’s target bonus as in effect immediately prior to the change in control date or the date of termination. In addition, Mr. Casper would be provided continuing medical, dental and life insurance benefits for a period of two years, after such termination. The Company would also provide outplacement services through an outside firm to Mr. Casper up to an aggregate of $20,000. Mr. Casper’s new change in control agreement with the Company provides that he would not receive any tax gross-up payment (or modified tax gross-up payment) in the event that total payments exceeded the maximum amount allowable without being treated as “excess parachute payments” under the Code.

Executive Severance Policy

The Company maintains an executive severance policy for executives that provides that, in the event an executive officer’s employment is terminated by the Company without “cause” (as such term is defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) 1.5 times his annual base salary then in effect for an executive officer (and 1.0 times his annual base salary then in effect for other executives), and (B) 1.5 times his target bonus for the year in which the date of termination occurs, for an executive officer (and 1.0 times his target bonus for other executives), except that if the executive receives benefits under the executive change in control retention agreement described above, he would not be entitled to also receive benefits under the executive severance policy. In addition, for 18 months after the date of termination, the executive would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, the executive would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment. Messrs. Wilver, Malus, Pesicka and Loewald are eligible to receive benefits under the Company’s executive severance policy.

In February 2010, the Company adopted an amendment to the executive severance policy in order to comply with an Internal Revenue Service ruling. The Company adopted the amendment in order to preserve the tax deductibility of the Company’s annual performance-bonuses to executive officers. The amendment provides that an executive officer who is terminated during the year without “cause” (as defined in the policy) would receive, in addition to the amounts described above, a pro rata bonus for that year, based on his or her target bonus. That pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid, and only if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met.

Executive Severance Agreement

In November 2009, in connection with his appointment as President and Chief Executive Officer of the Company, Mr. Casper signed a restated executive severance agreement with the Company. The agreement provides that, in the event his employment is terminated by the Company without “cause” or by him for “good reason” (as such terms are defined therein), he would be entitled to a lump sum severance payment equal to the sum of (A) two (2) times his annual base salary then in effect, and (B) two (2) times his target bonus for the year in which the date of termination occurs, except that if Mr. Casper receives benefits under his executive change in control retention agreement described above, he would not be entitled to also receive benefits under his executive severance agreement. In addition, for two years after the date of termination, Mr. Casper would be provided medical, dental and life insurance benefits at least equal to those he would have received had his employment not been terminated, or if more favorable, to those in effect generally during such period with respect to peer executives of the Company. Finally, Mr. Casper would be entitled to up to $20,000 of outplacement services until the earlier of 12 months following his termination or the date he secures full-time employment.

In February 2010, the Company and Mr. Casper also amended Mr. Casper’s severance agreement in order to comply with the Internal Revenue Service ruling referred to above, providing that, in the case of involuntary termination without “cause” or “good reason” termination of his employment (as each of those terms is defined in his agreement), Mr. Casper would only receive his pro rata bonus for the year of termination if the performance goals established pursuant to the Company’s 2008 Annual Incentive Award Plan (or similar provision of any applicable shareholder-approved successor plan) applicable to the other officers were met, and that pro rata bonus would not be paid until March of the following year, when the other officer bonuses would be paid.

Treatment of Equity

Upon death, disability, or a qualifying retirement of Messrs. Wilver, Malus, Pesicka and Loewald, outstanding stock options and certain restricted stock unit awards will vest. In the event that any of these individuals is terminated by the Company without “cause” or by the individual for “good reason,” as those terms are defined in the executive change in control agreements, within 18 months of a qualifying change in control, each outstanding stock option and time-based restricted stock unit award granted to an executive officer will vest.

In the case of Mr. Casper, in the event he is (i) terminated without “cause” or he leaves voluntarily for “good reason,” as those terms are defined in his severance agreement, or (ii) terminated without “cause” or he leaves voluntarily for “good reason” within 18 months of a qualifying change in control, as those terms are defined in his executive change in control agreement, certain portions of his unvested equity grants will vest.

Noncompetition Agreements

The Company has entered into noncompetition agreements with its executive officers and certain key employees. The terms of the noncompetition agreement provide that during the term of the employee’s employment with the Company, and for a period of eighteen (18) months in the case of Messrs. Wilver, Malus, Pesicka and Loewald, and twenty-four (24) months in the case of Mr. Casper, thereafter, the employee will not compete with the Company. The agreement also contains provisions that restrict the employee’s ability during the term of the employee’s employment with the Company and for a period of eighteen (18) months after termination (or twenty-four (24) months in the case of Mr. Casper), to solicit or hire employees of the Company or to solicit customers of the Company.

Tables

The tables below reflect the amount of compensation payable to each of the named executive officers of the Company in the event of termination of such executive’s employment or a change in control of the Company. The amount of compensation payable to each named executive officer upon voluntary resignation, involuntary termination for cause, involuntary termination without cause, or voluntarily for good reason (in the case of Mr. Casper only), involuntary termination without cause or voluntarily for good reason within 18 months of a change in control, upon a change in control without termination, and in the event of disability or death of the executive is shown below. The amounts shown assume that such termination was effective as of December 31, 2012, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon such event. The actual amounts to be paid out can only be determined at the time of such event.

Marc N. Casper

The following table shows the potential payments upon termination or a change in control of the Company for Marc Casper, the Company’s President and Chief Executive Officer.

	Voluntary Resignation Without Good Reason 12/31/12(1)		Involuntary For Cause 12/31/12(1)	Involuntary Without Cause or by Executive for Good Reason 12/31/12(1)		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/12(1)		CIC Without Termination 12/31/12	Disability 12/31/12(1)		Death 12/31/12(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$2,080,000		$2,080,000		$0	$0		$0
Bonus	$0		$0	$2,912,000		$2,912,000		$0	$0		$0
Pro-rata Bonus	$1,456,000	(2)	$0	$1,300,000	(3)	$1,456,000	(4)	$0	$1,300,000	(3)	$1,300,000	(3)
Total Cash Severance	$1,456,000		$0	$6,292,000		$6,448,000		$0	$1,300,000		$1,300,000
Benefits & Perquisites
Health and Welfare Benefits(5)	$0		$0	$54,651		$54,651		$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A
Total Benefits & Perquisites	$0		$0	$74,651		$74,651		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		N/A		N/A	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options	$0		$0	$2,940,404		$7,891,213		$0	$7,891,213		$7,891,213
Value of Accelerated Restricted Stock Units(6)	$0		$0	$7,454,798		$21,200,472		$0	$10,018,244		$10,018,244
Value of Accelerated Performance Restricted Stock Units(6)	$0		$0	$0		$0		$0	$4,352,985		$4,352,985
Total Value of Accelerated Equity Grants	$0		$0	$10,395,202		$29,091,685		$0	$22,262,442		$22,262,442
Total Value: Incremental Benefits	$1,456,000		$0	$16,761,853		$35,614,336		$0	$23,562,442		$23,562,442

(1)        In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 32.

(2)        Represents an assumed target bonus award for 2012.

(3)        Represents bonus paid in 2012 for 2011 performance.

(4)        Represents target bonus for 2012.

(5)        Includes for the two-year period (a) premiums of $29,365 with respect to medical and dental insurance, and (b) premiums of $25,286 paid by the Company for life insurance.

(6)        Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012 of $63.78.

Peter M. Wilver

The following table shows the potential payments upon termination or a change in control of the Company for Peter Wilver, the Company’s Senior Vice President and Chief Financial Officer.

	Voluntary Resignation Without Good Reason 12/31/12(1)		Involuntary For Cause 12/31/12(1)	Involuntary Without Cause 12/31/12(1)		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/12(1)		CIC Without Termination 12/31/12	Disability 12/31/12(1)		Death 12/31/12(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$951,750		$1,269,000		$0	$0		$0
Bonus	$0		$0	$808,988		$1,078,650		$0	$0		$0
Pro-rata Bonus	$539,325	(2)	$0	$539,325	(3)	$539,325	(3)	$0	$539,325	(2)	$539,325	(2)

Total Cash Severance	$539,325		$0	$2,300,063		$2,886,975		$0	$539,325		$539,325
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$20,642	(4)	$27,745	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$40,642		$47,745		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(6)	$0		$0	$0		$1,006,870		$0	$1,006,870		$1,006,870
Value of Accelerated Restricted Stock Units(6)	$0		$0	$0		$3,617,474		$0	$3,617,474		$3,617,474
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$4,624,344		$0	$4,624,344		$4,624,344

Total Value: Incremental Benefits	$539,325		$0	$2,340,705		$7,559,064		$0	$5,163,669		$5,163,669

(1)        In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 32.

(2)        Represents an assumed target bonus award for 2012.

(3)        Represents target bonus for 2012.

(4)        Includes for the 1.5 year period (a) premiums of $20,584 with respect to medical and dental insurance, and (b) premiums of $58 paid by the Company for life insurance.

(5)        Includes for the two-year period (a) premiums of $27,668 with respect to medical and dental insurance, and (b) premiums of $77 paid by the Company for life insurance.

(6)        Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012 of $63.78.

Alan J. Malus

The following table shows the potential payments upon termination or a change in control of the Company for Alan Malus, the Company’s Executive Vice President.

	Voluntary Resignation Without Good Reason 12/31/12(1)		Involuntary For Cause 12/31/12(1)	Involuntary Without Cause 12/31/12(1)		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/12(1)		CIC Without Termination 12/31/12	Disability 12/31/12(1)		Death 12/31/12(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$1,027,500		$1,370,000		$0	$0		$0
Bonus	$0		$0	$976,125		$1,301,500		$0	$0		$0
Pro-rata Bonus	$650,750	(2)	$0	$650,750	(3)	$650,750	(3)	$0	$650,750	(2)	$650,750	(2)

Total Cash Severance	$650,750		$0	$2,654,375		$3,322,250		$0	$650,750		$650,750
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$20,636	(4)	$27,713	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$40,636		$47,713		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(6)	$0		$0	$0		$1,276,353		$0	$1,276,353		$1,276,353
Value of Accelerated Restricted Stock Units(6)	$0		$0	$0		$4,713,406		$0	$4,713,406		$4,713,406
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$5,989,759		$0	$5,989,759		$5,989,759

Total Value: Incremental Benefits	$650,750		$0	$2,695,011		$9,359,722		$0	$6,640,509		$6,640,509

(1)        In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan and the Company’s deferred compensation plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, respectively, on pages 31 and 32.

(2)        Represents an assumed target bonus award for 2012.

(3)        Represents target bonus for 2012.

(4)        Includes for the 1.5 year period (a) premiums of $18,332 with respect to medical and dental insurance, and (b) premiums of $2,304 paid by the Company for life insurance.

(5)        Includes for the two-year period (a) premiums of $24,641 with respect to medical and dental insurance, and (b) premiums of $3,072 paid by the Company for life insurance.

(6)        Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012 of $63.78.

Edward A. Pesicka

The following table shows the potential payments upon termination or a change in control of the Company for Edward Pesicka, the Company’s Senior Vice President.

	Voluntary Resignation Without Good Reason 12/31/12(1)		Involuntary For Cause 12/31/12(1)	Involuntary Without Cause 12/31/12(1)		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/12(1)		CIC Without Termination 12/31/12	Disability 12/31/12(1)		Death 12/31/12(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$900,000		$1,200,000		$0	$0		$0
Bonus	$0		$0	$765,000		$1,020,000		$0	$0		$0
Pro-rata Bonus	$510,000	(2)	$0	$510,000	(3)	$510,000	(3)	$0	$510,000	(2)	$510,000	(2)

Total Cash Severance	$510,000		$0	$2,175,000		$2,730,000		$0	$510,000		$510,000
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$21,798	(4)	$29,277	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$41,798		$49,277		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		$0		$0	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(6)	$0		$0	$0		$1,162,425		$0	$1,162,425		$1,162,425
Value of Accelerated Restricted Stock Units(6)	$0		$0	$0		$4,308,403		$0	$4,308,403		$4,308,403
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$5,470,828		$0	$5,470,828		$5,470,828

Total Value: Incremental Benefits	$510,000		$0	$2,216,798		$8,250,105		$0	$5,980,828		$5,980,828

(1)        In all termination scenarios, the named executive officer retains vested amounts in the Fisher Retirement Plan and the Company’s deferred compensation plan. These amounts are described under “Pension Benefits,” and in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table, respectively, on pages 31 and 32.

(2)        Represents an assumed target bonus award for 2012.

(3)        Represents target bonus for 2012.

(4)        Includes for the 1.5 year period (a) premiums of $19,746 with respect to medical and dental insurance, and (b) premiums of $2,052 paid by the Company for life insurance.

(5)        Includes for the two-year period (a) premiums of $26,541 with respect to medical and dental insurance, and (b) premiums of $2,736 paid by the Company for life insurance.

(6)        Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012 of $63.78.

Thomas W. Loewald

The following table shows the potential payments upon termination or a change in control of the Company for Thomas Loewald, the Company’s Senior Vice President.

	Voluntary Resignation Without Good Reason 12/31/12(1)		Involuntary For Cause 12/31/12(1)	Involuntary Without Cause 12/31/12(1)		Involuntary Without Cause or by Executive for Good Reason (with CIC) 12/31/12(1)		CIC Without Termination 12/31/12	Disability 12/31/12(1)		Death 12/31/12(1)
INCREMENTAL BENEFITS DUE TO TERMINATION EVENT OR CHANGE IN CONTROL
Cash Severance
Base Salary	$0		$0	$675,000		$900,000		$0	$0		$0
Bonus	$0		$0	$506,250		$675,000		$0	$0		$0
Pro-rata Bonus	$337,500	(2)	$0	$337,500	(3)	$337,500	(3)	$0	$337,500	(2)	$337,500	(2)

Total Cash Severance	$337,500		$0	$1,518,750		$1,912,500		$0	$337,500		$337,500
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$23,402	(4)	$31,438	(5)	$0	$0		$0
Outplacement	$0		$0	$20,000		$20,000		$0	N/A		N/A

Total Benefits & Perquisites	$0		$0	$43,402		$51,438		$0	$0		$0
280G Tax Gross-Up	N/A		N/A	N/A		N/A		N/A	N/A		N/A
Long-Term Incentives
Gain of Accelerated Stock Options(6)	$0		$0	$0		$485,435		$0	$485,435		$485,435
Value of Accelerated Restricted Stock Units(6)	$0		$0	$0		$2,173,878		$0	$2,173,878		$2,173,878
Value of Accelerated Performance Restricted Stock Units	$0		$0	$0		$0		$0	$0		$0

Total Value of Accelerated Equity Grants	$0		$0	$0		$2,659,313		$0	$2,659,313		$2,659,313

Total Value: Incremental Benefits	$337,500		$0	$1,562,152		$4,623,251		$0	$2,996,813		$2,996,813

(1)        In all termination scenarios, the named executive officer retains vested amounts in the Company’s deferred compensation plan. These amounts are described in the “Aggregate Balance at Last FYE” column of the Nonqualified Deferred Compensation table on page 32.

(2)        Represents an assumed target bonus award for 2012.

(3)        Represents target bonus for 2012.

(4)        Includes for the 1.5 year period (a) premiums of $21,846 with respect to medical and dental insurance, and (b) premiums of $1,555 paid by the Company for life insurance.

(5)        Includes for the two-year period (a) premiums of $29,365 with respect to medical and dental insurance, and (b) premiums of $2,074 paid by the Company for life insurance.

(6)        Based on the closing price of the Company’s Common Stock on the New York Stock Exchange on December 31, 2012 of $63.78.

DIRECTOR COMPENSATION

The Compensation Committee periodically reviews director compensation and makes recommendations to the Board for changes when deemed appropriate. The Board then acts on any such recommendation by the Compensation Committee.

Cash Compensation

Each non-management director (except Mr. Manzi) receives an annual retainer of $100,000. The chairpersons of each of the Audit, Compensation, and Nominating and Corporate Governance Committees, as well as the chairpersons of the Strategy and Finance Committee of the Board (the “Strategy Committee”), which Committee consists of Ms. Lewent (Chair), Messrs. Casper and Parrett and Dr. Jacks, and the Science and Technology Committee of the Board, which Committee consists of Dr. Jacks (Chair) and Mr. Casper, receive additional compensation for their services in those positions. The chairman of the Audit Committee receives an additional annual retainer of $25,000, and the chairpersons of the Compensation, Nominating and Corporate Governance, Strategy and Finance, and Science and Technology Committees receive an additional annual retainer of $15,000.

Mr. Manzi serves as Chairman of the Board. As Chairman of the Board, Mr. Manzi receives an annual retainer of $270,000. Mr. Casper, as an employee of the Company, receives no additional compensation from the Company for service as a director. Payment of the annual retainers during 2012 was made quarterly. Directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

Prior to February 26, 2013, each non-management director (except Mr. Manzi) received an annual retainer of $80,000, the chairman of the Audit Committee received an additional annual retainer of $20,000, and the chairpersons of the Compensation, Nominating and Corporate Governance, Corporate Social Responsibility, Strategy and Finance, and Science and Technology Committees received an additional annual retainer of $10,000. Mr. Manzi received an annual retainer of $250,000.

Deferred Compensation Plan for Directors

The Company maintains a deferred compensation plan for its non-management directors (the “Directors Deferred Compensation Plan”). Under the Directors Deferred Compensation Plan, a participant may elect to defer receipt of his or her annual retainer. Amounts deferred under the Directors Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock and, when payable under the plan, may only be paid in shares of Common Stock. Additional credits are made to a participant’s account for cash and stock dividends that he or she would have received had the participant been the owner of such Common Stock on the record dates for payment of such dividends. The Common Stock and cash credited to a participant’s account are paid to the participant within 60 days after the end of the fiscal year in which the participant ceases to serve as a director unless the participant makes a timely election to defer the distribution in accordance with the requirements of Section 409A of the Code. The participant does not have any actual ownership of the Common Stock until the Common Stock is distributed to the participant. As of December 31, 2012, a total of 283,789 shares of Common Stock were available for issuance under the Directors Deferred Compensation Plan, of which deferred units equal to 18,234 shares of Common Stock were accumulated.

Fisher Retirement Plan for Non-Employee Directors

Fisher maintained a Retirement Plan for non-employee directors, pursuant to which a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime and his or her spouse’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement from the Fisher board. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director. The Fisher Merger resulted in a termination of service from the Fisher board for Mr. Sperling, which resulted in the commencement of the payout of benefits under the Retirement Plan. Mr. Sperling’s annual benefit is equal to 80% of his then director’s fee. Mr. Sperling receives a quarterly payment under this plan of $12,000.

Stock-Based Compensation

Annual equity grants to non-management directors are made upon the recommendation of the Compensation Committee. In May 2012 each non-management director on the Board at that time received a grant of 2,452 time-based restricted stock units of the Company, which vest on the earlier of the anniversary of the grant date or the Company’s next annual meeting of stockholders.

Matching Charitable Donation Program

The Company has a matching charitable donation program for independent directors, pursuant to which the Company matches donations made by a director to a charity selected by the director, up to $10,000 per director per year.

Summary Director Compensation Table

The following table sets forth a summary of the compensation of the Company’s non-employee directors for 2012:

Name	Fees Earned or Paid in Cash($)		Stock Awards($)(1)	Option Awards($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)		Total ($)
Nelson J. Chai	$80,000		$125,003	—	—	$10,000	(2)	$215,003
C. Martin Harris(3)	$60,440		$125,003	—	—	—		$185,443
Tyler Jacks	$90,000		$125,003	—	—	—		$215,003
Judy C. Lewent	$90,000		$125,003	—	—	$289	(4)	$215,292
Thomas J. Lynch	$90,000		$125,003	—	—	$10,000	(2)	$225,003
Peter J. Manning(5)	$40,000		—	—	—	$10,000	(2)	$50,000
Jim P. Manzi	$250,000		$125,003	—	—	$10,000	(2)	$385,003
William G. Parrett	$100,000		$125,003	—	—	$10,000	(2)	$235,003
Michael E. Porter(6)	$40,000		—	—	—	$10,000	(2)	$50,000
Lars R. Sørensen	$80,000		$125,003	—	—	—		$205,003
Scott M. Sperling(7)	$90,000	(8)	$125,003	—	—	$3,472	(9)	$218,475
Elaine S. Ullian	$90,000		$125,003	—	—	$12,900	(10)	$227,903

(1)        These amounts represent the aggregate grant date fair value of stock awards granted to directors in 2012, calculated in accordance with the Company’s financial reporting practices. For information on the valuation assumptions with respect to these awards, refer to note 5 of the Thermo Fisher financial statements in the Form 10-K for the year ended December 31, 2012, as filed with the SEC. These amounts do not represent the actual amounts paid to or realized by the directors for these awards during fiscal year 2012. In May 2012, each non-management director on the Board at that time received a grant of 2,452 restricted stock units, having a grant date fair value of $125,003, all of which is included in the “stock awards” column.

The following table shows, for each of our non-employee directors, information concerning stock option awards granted during their respective service periods in fiscal 2012 and the corresponding grant date fair value of those awards, as well as the aggregate number of stock option awards outstanding as of December 31, 2012:

Name	Number of Stock Options Granted in 2012	Grant Date Fair Value of Stock Options Granted in 2012	Aggregate Stock Option Awards Outstanding as of 12/31/12
Nelson J. Chai	—	—	—
C. Martin Harris	—	—	—
Tyler Jacks	—	—	15,000
Judy C. Lewent	—	—	15,000
Thomas J. Lynch	—	—	15,000
Peter J. Manning	—	—	—
Jim P. Manzi	—	—	—
William G. Parrett	—	—	15,000
Michael E. Porter	—	—	26,100
Lars R. Sørensen	—	—	—
Scott M. Sperling	—	—	75,600
Elaine S. Ullian	—	—	—

(2)        Represents matching company contributions under the Matching Charitable Donation Program for Directors.

(3)        Elected to the Board of Directors on March 30, 2012.

(4)        Represents Company cash dividends accrued in 2012 on deferred stock units held in the Directors Deferred Compensation Plan.

(5)        Mr. Manning ceased to be a director on May 23, 2012.

(6)        Dr. Porter ceased to be a director on May 23, 2012.

(7)        Does not include amounts paid to Mr. Sperling under the Fisher Retirement Plan for Non-Employee Directors because such amounts relate solely to Mr. Sperling’s service as a director of Fisher prior to the Fisher Merger.

(8)        Represents compensation deferred and issued as 1,715 deferred stock units pursuant to the Directors Deferred Compensation Plan.

(9)        Represents Company cash dividends accrued in 2012 on deferred stock units held in the Directors Deferred Compensation Plan.

(10)        Represents $10,000 for matching company contributions under the Matching Charitable Donation Program for Directors and $2,900 of Company cash dividends accrued in 2012 on deferred stock units held in the Directors Deferred Compensation Plan.

Stock Ownership Policy for Directors

The Compensation Committee has established a stock ownership policy that directors of the Company hold shares of Common Stock equal in value to a multiple of the annual cash retainer for directors. In February 2013, the Committee increased the amount of stock that directors are required to hold from three times to five times their annual cash retainer. Directors have until February 2018 to achieve this ownership level. For the purpose of this policy, a director’s election to receive shares of Common Stock in lieu of director retainers will be counted towards this target, as will time-based restricted stock units. All of our directors are either currently in compliance or intend to be in compliance with this policy within the applicable time limit. Executive officers of the Company are required to comply with a separate stock holding policy established by the Compensation Committee, which is described under the sub-heading “Stock Ownership Policy” under the heading “Compensation Discussion and Analysis.”

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of February 11, 2013, the beneficial ownership of Common Stock by (a) each director and nominee for director, (b) each of the Company’s executive officers named in the summary compensation table set forth under the heading “EXECUTIVE COMPENSATION” (the “named executive officers”), (c) all directors and executive officers as a group, and (d) persons known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned
BlackRock, Inc.	19,665,145	(2)	5.5%
Massachusetts Financial Services Company	36,058,185	(3)	10.1%
T. Rowe Price Associates, Inc.	37,153,212	(4)	10.4%
Marc N. Casper	924,885	(5)	*
Nelson J. Chai	1,948		*
C. Martin Harris	0	(6)	*
Tyler Jacks	18,048	(7)	*
Judy C. Lewent	23,737	(8)	*
Thomas W. Loewald	55,137	(9)	*
Thomas J. Lynch	19,457	(10)	*
Alan J. Malus	313,298	(11)	*
Jim P. Manzi	59,461		*
William G. Parrett	24,997	(12)	*
Edward A. Pesicka	378,129	(13)	*
Lars R. Sørensen	1,661		*
Scott M. Sperling	113,521	(14)	*
Elaine S. Ullian	23,092	(15)	*
Peter M. Wilver	224,297	(16)	*
All directors and executive officers as a group (18 persons)	2,364,297	(17)	*

*  Less than one percent.

(1)        The address of each of the Company’s executive officers and directors is c/o Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, MA 02451. Except as reflected in the footnotes to this table, shares of Common Stock beneficially owned by executive officers and directors consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership includes sole voting and investment power. Generally, stock options granted to the Company’s officers and directors may be transferred by them to an immediate family member, a family trust or family partnership.

(2)        This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2013, by BlackRock, Inc., 40 East 52nd Street, New York, NY 10022, which reported such ownership as of December 31, 2012. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 11, 2013. Blackrock has sole voting power and sole dispositive power with respect to all of these shares.

(3)        This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on January 4, 2013, by Massachusetts Financial Services Company (“MFS”), 111 Huntington Ave., Boston, MA 02199, which reported such ownership as of December 31, 2012. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 11, 2013. MFS has sole voting power with respect to 30,213,473 shares, shared voting power with respect to no shares, and sole dispositive power with respect to 36,058,185 shares.

(4)        This information was obtained from Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2013, by T. Rowe Price Associates, Inc. (“Price Associates”), 100 E. Pratt Street, Baltimore, MD 21202, which reported such ownership as of December 31, 2012. The percentage of shares beneficially owned was calculated using the number of shares of Common Stock outstanding as of February 11, 2013. These securities are owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. Price Associates has sole voting power with respect to 10,242,426 shares, shared voting power with respect to no shares, and sole dispositive power with respect to 37,153,212 shares.

(5)        Includes 40,241 shares held indirectly, by the Marc N. Casper 2012 Irrevocable Trust, for the primary benefit of Mr. Casper’s minor children, over which Mr. Casper shares dispositive power with the trustee and as to which the trustee has sole voting power; 632,850 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013; and 67,210 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 11, 2013.

(6)        Mr. Harris became a director of the Company on March 30, 2012.

(7)        Includes 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013.

(8)        Includes 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013.

(9)        Includes 36,462 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013 and 16,563 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 11, 2013.

(10)        Includes 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013.

(11)        Includes 215,350 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013, 31,332 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 11, 2013, and 14,256 shares held by Mr. Malus’ spouse.

(12)        Includes 15,000 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013.

(13)        Includes 338,780 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013, and 28,764 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 11, 2013.

(14)        Includes 75,600 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013, and 10,059 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(15)        Includes 7,435 stock-based units accrued under the Directors Deferred Compensation Plan that are payable in Common Stock at the time of distribution (See “DIRECTOR COMPENSATION — Deferred Compensation Plan for Directors”). These units may not be voted or transferred until they become shares of Common Stock.

(16)        Includes 151,075 shares of Common Stock underlying stock options that are exercisable within 60 days of February 11, 2013, and 24,569 restricted stock units that will settle and pursuant to which shares will be delivered within 60 days of February 11, 2013.

(17)        Includes, in addition to the items described above for the named executive officers and directors, 941 shares held in the Company’s 401(k) Plan by executive officers other than the named executive officers, 114,374 shares of Common Stock underlying stock options held by executive officers other than the named executive officers that are exercisable within 60 days of February 11, 2013 (or immediately if certain eligible executive officers retire), and 26,093 restricted stock units held by executive officers other than the named executive officers that will settle and pursuant to which shares will be delivered within 60 days of February  11, 2013.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s directors and executive officers, and beneficial owners of more than 10% of the Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and periodic reports of changes in ownership of the Company’s securities. Based upon a review of such filings, all Section 16(a) filing requirements applicable to such persons were complied with during 2012.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Review, Approval or Ratification of Transactions with Related Persons

Our Board has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which the Company is a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be directed to, for review by, one of the Audit, Nominating and Corporate Governance or Compensation Committees, as designated by the General Counsel. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the committee at its next meeting. A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•        the related person’s interest in the related person transaction;

•        the approximate dollar value of the amount involved in the related person transaction;

•        the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

•        whether the transaction was undertaken in the ordinary course of our business;

•        whether the terms of the transaction are no less favorable to the Company than terms that could have been reached with an unrelated third party;

•        the purpose of, and the potential benefits to the Company of, the transaction; and

•        any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The committee may approve or ratify the transaction only if the committee determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the Company’s best interests. The committee may impose any conditions on the related person transaction that it deems appropriate.

The policy exempts from the definition of related person transactions those transactions that are excluded by the instructions to the SEC’s related person transaction disclosure rule, as well as the following: interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million dollars or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of the Company’s annual consolidated gross revenues.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2012, with respect to the Common Stock that may be issued under the Company’s existing equity compensation plans.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity Compensation Plans Approved By Security Holders(4)(5)(6)	15,423,607	$50.84	12,109,074
Equity Compensation Plans Not Approved By Security Holders(7)	1,891,157	$41.98	1,886,518
Total	17,314,764	$49.72	13,995,592	(8)

(1)        This table excludes options to purchase shares of Fisher, which became options to purchase shares of the Company when the Company acquired Fisher in November 2006. All of the plans pursuant to which these options were granted have been frozen and no additional grants will be made. Options to purchase an aggregate of 421,634 shares at a weighted average exercise price of $26.14 per share are outstanding under these plans.

(2)        Column (a) includes an aggregate of 1,551,507 Common Stock time-based restricted stock units outstanding granted under the Company’s approved plans. The weighted average exercise price set forth in column (b) does not take into account the Common Stock time-based units included in column (a).

(3)        Equity compensation plans approved by security holders includes 5,504,311 securities available for future issuance as awards other than options or stock appreciation rights (e.g., full value shares of restricted stock or restricted stock units) and equity compensation plans not approved by security holders includes 1,048,066 securities available for future issuance as awards other than options or stock appreciation rights.

(4)        Column (a) includes an aggregate of 18,234 Common Stock-based units accrued under the Directors Deferred Compensation Plan for deferred directors’ fees and retainers accrued through December 31, 2012. Column (c) includes an additional 283,789 shares that are available under the Directors Deferred Compensation Plan. See “DIRECTOR COMPENSATION — Deferred Compensation Plans for Directors” for additional information regarding this plan. The weighted average exercise price set forth in column (b) does not take into account the Common Stock-based units included in column (a).

(5)        Column (a) includes an aggregate of 909,920 Common Stock performance-based restricted stock units outstanding under the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan (which represents the maximum number of units achievable under such awards). The weighted average exercise price set forth in column (b) does not take into account the Common Stock performance-based units included in column (a).

(6)        Column (a) does not include shares issuable under the Thermo Fisher Scientific Inc. 2007 Employees’ Stock Purchase Plan (the “ESPP”), which has a remaining stockholder approved reserve of 1,487,308 shares. Under the ESPP, each eligible employee may purchase a limited number of shares of the Common Stock of the Company two times each year (on June 30 and December 31) at a purchase price equal to 95% of the fair market value of the Common Stock on the respective stock purchase date. The remaining stockholder approved reserve is included in column (c).

(7)        Equity compensation plan not approved by the Company’s stockholders is the Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended for awards granted on or after November 9, 2006 (the “Fisher 2005 Plan”), under which 1,886,518 shares are available for future issuance. In connection with the Fisher Merger, the Company assumed options to purchase stock under the Fisher 2005 Plan. At December 31, 2012 these options covered 482,892 shares of Common Stock at a weighted average exercise price of $32.40. Prior to the Fisher Merger, the Fisher 2005 Plan was approved by the Fisher stockholders. The material terms of this plan are described below.

(8)        Number of securities remaining available for future issuance under equity compensation plans includes 8,241,302 shares remaining available under the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan (the “2008 Stock Plan”), 3,407,636 of which may be granted as full value shares. If the Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan (the “2013 Stock Plan”) is approved by stockholders, future awards will be made only under (i) the 2013 Stock Plan and (ii) the 2008 Stock Plan; and no additional awards will be granted under any of the Company’s other existing stock-based incentive plans (the “Prior Plans”), although then outstanding awards under the Prior Plans will remain in effect.

Fisher Scientific International Inc. 2005 Equity and Incentive Plan

The Fisher 2005 Plan was originally adopted to secure for Fisher and its stockholders the benefits arising from capital stock ownership by employees of and consultants to the Company. The Fisher 2005 Plan is administered by the Company’s Board (or a committee thereof), which has the full authority, among other things, to (i) select the persons to whom awards will be granted, (ii) determine the terms and conditions of the awards, and (iii) amend or terminate the plan. Under the Fisher 2005 Plan, 7,250,000 shares were originally reserved for issuance (14,500,000 on a post-merger basis); as of December 31, 2012, 1,886,518 shares are available for future issuance under the plan. Participants may receive non-statutory stock options, restricted stock awards, deferred stock awards (also known as restricted stock units) and performance awards (which may consist of stock and/or cash). The exercise price of stock options granted may not be less than the fair market value of the Company’s shares on the date of the grant.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for assisting the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditors. The full text of the Audit Committee’s charter is available on the Company’s website at www.thermofisher.com. The Committee reviews the charter annually.

As specified in the charter, management of the Company is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes. The authority and responsibilities of the Audit Committee set forth in its charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s report.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2012, with management and the Company’s independent auditors, PricewaterhouseCoopers LLP (“PwC”). The Committee has also reviewed and discussed with management and PwC management’s assessment of the effectiveness of the Company’s internal control over financial reporting and PwC’s audit of the Company’s internal control over financial reporting.

The Audit Committee has also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board, as currently in effect. The Audit Committee has received from PwC the letter and written disclosures required by applicable requirements of the Public Company Accounting Oversight Board, as currently in effect, regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with PwC the auditor’s independence. The Committee also has considered whether the independent auditor’s provision of non-audit services to the Company is compatible with the auditor’s independence.

The Committee has discussed with the Company’s internal audit department and independent auditor the overall scope and plans for their respective audits. The Committee meets with the Company’s director of internal audit and representatives of the independent auditor, in regular and executive sessions, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC.

THE AUDIT COMMITTEE

William G. Parrett (Chairman)

Nelson J. Chai

Lars R. Sørensen

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Independent Auditor Fees

The following table presents the aggregate fees billed for professional services rendered by PwC for the fiscal years ended December 31, 2012, and December 31, 2011:

	Fiscal 2012		Fiscal 2011
Audit Fees	$13,315,000	(1)	$12,252,000
Audit-Related Fees	$735,000		$509,000
Tax Fees	$6,803,000	(2)	$6,577,000	(2)
All Other Fees	—		—
Total Fees	$20,853,000		$19,338,000

(1)        Reflects aggregate audit fees billed/estimated to be billed for professional services rendered by PwC for 2012.

(2)        Includes $3,949,000 and $3,429,000 for tax compliance services and $2,854,000 and $3,148,000 for tax consulting services in 2012 and 2011, respectively.

Audit Fees

Consists of fees billed/estimated to be billed for professional services rendered by PwC for the audit of the Company’s annual consolidated financial statements (including PwC’s assessment of the Company’s internal control over financial reporting) and review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PwC in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

Consists of fees billed for assurance and related services by PwC that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees” above. These services include employee benefit plan audits, accounting consultations relating to acquisitions, divestitures, and financings, financial accounting and reporting matters, and SEC filing related matters.

Tax Fees

Consists of fees billed for professional services rendered by PwC for tax compliance, tax advice, and tax planning. These services include professional services related to the Company’s international legal entity restructuring and international and domestic tax planning.

All Other Fees

Consists of fees billed for all other services provided by PwC other than those reported above, of which there were none in fiscal years 2012 and 2011.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee’s charter provides that the Audit Committee must pre-approve all audit services and non-audit services to be provided to the Company by its independent auditor as well as all audit services to be provided to the Company by other accounting firms. However, the charter permits de minimis non-audit services to be provided to the Company by its independent auditors to instead be approved in accordance with the listing standards of the NYSE and SEC rules and regulations. In addition, the charter provides that the Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of permitted non-audit services that would otherwise be required to be pre-approved by the Audit Committee. Any pre-approvals granted under such delegation of authority are to be reported to the Audit Committee at the next regularly scheduled meeting. The Audit Committee has delegated authority to the chairman of the Audit

Committee to pre-approve up to an additional $100,000 of permitted non-audit services to be provided to the Company by its independent auditors per calendar year. During fiscal years 2012 and 2011, all audit services and all non-audit services provided to the Company by PwC were pre-approved in accordance with the Audit Committee’s pre-approval policies and procedures described above.

-PROPOSAL 2-

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Every year, we provide our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.

Our executive compensation program ties a substantial portion of each executive’s overall compensation to the achievement of key strategic, financial and operational goals and uses a portfolio of equity awards to help align the interests of our executives with those of our stockholders. Key financial metrics include organic revenue growth, adjusted operating income margin, and adjusted earnings per share. Each of these metrics directly drove payouts to our named executive officers in incentive programs used in 2012.

The “EXECUTIVE COMPENSATION” section of this proxy statement beginning on page 11, including “Compensation Discussion and Analysis,” describes in detail our executive compensation programs and the decisions made by the Compensation Committee with respect to the year ended December 31, 2012. As described in the Compensation Discussion and Analysis, the compensation for our named executive officers for 2012 reflected our compensation philosophy and approach.

Consistent with this approach, the compensation of our named executive officers for 2012 featured:

•        cash payouts under our annual cash incentive bonus program that ranged between 125% and 130% of target, reflective of the strong operating performance of the Company, in particular organic revenue growth, and

•        equity grants for our named executive officers that consisted of a mixture of performance-based restricted stock units and time-based restricted stock units.

Our executive compensation program also incorporates a number of other key features that are designed to align the interests of our named executive officers with that of our stockholders, including:

•        a compensation package more heavily weighted toward long-term equity-based incentive compensation than salary and annual cash incentives in order to emphasize the focus on the Company’s long-term performance,

•        stock ownership guidelines, in order to encourage officers to focus on the Company’s long-term performance and discourage unreasonable risk-taking,

•        a policy not to extend tax gross-ups in compensation arrangements,

•        double-trigger provisions in all of our executives’ change in control agreements, and

•        limited perquisites, none of which are subject to a tax gross-up.

As required by Section 14(A) of the Securities and Exchange Act of 1934, as amended, our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

As an advisory vote, this proposal is not binding. The outcome of this advisory vote does not overrule any decision by the Company or the Board of Directors (or any committee thereof), create or imply any change to the fiduciary duties of the Company or the Board of Directors (or any committee thereof), or create or imply any additional fiduciary duties for the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Board of Directors recommends that stockholders vote to approve the compensation of our named executive officers by voting “FOR” Proposal 2. Proxies solicited by the Board of Directors will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 3-

PROPOSAL TO APPROVE THE 2013 STOCK INCENTIVE PLAN

In February 2013, the Board adopted the 2013 Stock Incentive Plan (the “2013 Stock Plan”), subject to stockholder approval. Under the 2013 Stock Plan, up to 22,000,000 shares of Common Stock are available for issuance, subject to adjustment in the event of changes in capitalization and other similar events. As of December 31, 2012, 12,224,495 shares of Common Stock were available for future grants of awards under the Company’s existing stock-based incentive plans. The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and does not believe that the number of shares that remain available under the Company’s existing stock-based incentive plans is sufficient to meet this need. Accordingly, the Board believes adoption of the 2013 Stock Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the 2013 Stock Plan and the reservation of 22,000,000 shares of Common Stock for issuance thereunder.

Background Information about the Company’s Equity Compensation Plans

If the 2013 Stock Plan is approved by stockholders:

•	future awards will be made under the 2013 Stock Plan and under the Thermo Fisher Scientific Inc. 2008 Stock Incentive Plan (the “2008 Stock Plan”); and

•

no additional awards will be granted under any of the Company’s other existing stock-based incentive plans (the “Prior Plans”), although then outstanding awards under the Prior Plans will remain in effect.

The following table provides information as of December 31, 2012, regarding awards outstanding under the Prior Plans and the 2008 Stock Plan and shares of Common Stock reserved for future grants of awards under the Prior Plans and the 2008 Stock Plan.

	Shares Subject to Outstanding Awards (as of December 31, 2012)	Shares Available for Future Awards (as of December 31, 2012)(1)
Prior Plans	5,083,515	3,983,193	(2)
2008 Stock Plan	12,634,649	8,241,302	(3)

(1)         In February 2013, the Company made its annual equity grants for an aggregate of 2,562,905 shares, substantially all of which were made under the 2008 Plan.

(2)         No further grants will be made under the Prior Plans if the 2013 Stock Plan is approved by stockholders.

(3)         3,407,636 of these shares were available for grant as “full value” shares under the 2008 Plan.

Our “overhang,” defined as the total number of shares subject to equity awards outstanding, plus shares available to be granted, divided by total common shares outstanding plus the outstanding equity award shares, was as follows as of December 31, 2012 and on a pro forma basis as of December 31, 2012 assuming stockholder approval of the 2013 Stock Plan:

	Overhang as of December 31, 2012	Pro Forma Overhang
Shares Subject to Outstanding Equity Awards	17,718,164	17,718,164
Shares Available to be Granted	12,224,495	34,224,495
Numerator:	29,942,659	51,942,659
Common Shares Outstanding	357,443,765	357,443,765
Denominator:	375,161,929	375,161,929
Overhang	7.98%	13.85%

The following table sets forth information regarding awards granted and earned, the Company’s “burn rate” for each of the last three years and the average burn rate over the last three years. As shown in the following table, the Company’s three-year average annual burn rate for 2010 through 2012 is 1.42%, which is below the Institutional Shareholder Services (“ISS”) burn rate threshold of 6.70% applied to our industry:

	2012	2011	2010	Three-Year Average
Stock Options Granted	2,880,200	3,665,350	4,293,175	3,612,908
Time-Based Restricted Stock Granted	856,450	550,480	354,975	587,302
Performance-Based Restricted Stock Earned	0	0	0	0
Stock Awards to Non-Employee Directors	24,520	21,853	27,599	24,657
Basic Weighted Average Common Shares Outstanding	363,800,000	380,800,000	403,300,000	382,633,333
Burn Rate(1)	1.40%	1.34%	1.30%	1.34%

(1)         Burn rate is calculated as (a) all stock options and non-performance share awards granted in a year plus (b) actual performance shares earned in a year, divided by (c) the number of basic weighted-average common shares outstanding at the end of that year. For purposes of this calculation, in accordance with ISS’s methodology, full value awards (i.e., time-based restricted stock unit awards, performance-based restricted stock unit awards, and stock awards to non-employee Directors) were multiplied by a factor of 2.5.

The closing price per share of the Common Stock on the NYSE on December 31, 2012 was $63.78.

Summary of the 2013 Stock Plan

The following summary of the material features of the 2013 Stock Plan is qualified in its entirety by reference to the 2013 Stock Plan, a copy of which is attached hereto as Appendix A. For purposes of this summary, as appropriate in the relevant context, “Company” may refer to one or more of Thermo Fisher, any of Thermo Fisher’s present or future parent or subsidiary corporations, or any other business venture in which Thermo Fisher has a controlling interest, as indicated in the 2013 Stock Plan.

Purpose. The purpose of the 2013 Stock Plan is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to align their interests with those of the Company’s stockholders.

Eligibility and Types of Awards. Employees, officers and directors, as well as certain consultants and advisors, of Thermo Fisher, its present or future parent and subsidiary entities and other business ventures in which the Company has a controlling interest are eligible to receive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “award”) under the 2013 Stock Plan. However, in accordance with present law, “incentive” stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”)) may only be granted to employees of the Company.

Administration and Delegation. The 2013 Stock Plan is administered by the Board, which has the authority to grant awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 2013 Stock Plan and to construe and interpret the provisions of the 2013 Stock Plan and any award agreements entered into under the 2013 Stock Plan. Pursuant to the terms of the 2013 Stock Plan, the Board may delegate its powers under the 2013 Stock Plan to one or more committees or subcommittees of the Board. In addition, the Board may delegate to one or more officers of the Company the power to grant awards to employees of the Company and to exercise such other powers under the 2013 Stock Plan as the Board may determine, subject to the limitations set forth in the 2013 Stock Plan. The Board has authorized the Compensation Committee to administer the 2013 Stock Plan. For purposes of this summary, where appropriate in the relevant context, the term “Board” may include the Compensation Committee or any other committee to whom the Board delegates authority, as indicated in the 2013 Stock Plan.

Subject to any applicable limitations contained in the 2013 Stock Plan, the Board selects the recipients of awards under the 2013 Stock Plan and determines the terms of such awards, including, as applicable, the exercise price, duration, number of shares of Common Stock subject to an award and the conditions for vesting, repurchase and issue price, if any, as further described below.

Pursuant to the 2013 Stock Plan, the Board has the power to determine the effect on an award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a participant and the extent to which, and the period during which, the participant (or the participant’s legal representative) may exercise rights or receive benefits under an award.

The Board may provide in the terms of an applicable award that the award (including any proceeds, gains or other economic benefit actually or constructively received by the participant upon any receipt or exercise of any award or upon receipt or resale of any share of Common Stock underlying the award) will be subject to recoupment as required by any clawback policy implemented by the Company or by the applicable provisions of any law (including without limitation Section 10D of the Exchange Act, governmental regulation or stock exchange listing requirement).

Shares Available for Award. Awards for up to 22,000,000 shares of Common Stock may be made under the 2013 Stock Plan, subject to adjustment in the event of changes in capitalization and certain other events. Shares issued under the 2013 Stock Plan may consist in whole or in part of authorized but unissued shares or treasury shares. For purposes of counting shares available for the grant of awards under the 2013 Stock Plan:

•

shares of Common Stock covered by independent SARs (as described below) will be counted against the number of shares available under the 2013 Stock Plan; provided, however, that independent SARs that may be settled in cash only will not be so counted;

•

in the case of a tandem SAR (as described below), only the shares of Common Stock covered by the option, and not the shares covered by the tandem SAR, will be counted against the number of shares available under the 2013 Stock Plan; provided that upon the expiration of one in connection with the exercise of the other, the shares of Common Stock covered by the tandem SAR or option award, as applicable, will not be added back to the number of shares available under the 2013 Stock Plan;

•

if any award (A) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or (B) results in any Common Stock not being issued, the unused Common Stock covered by such award will again be available under the 2013 Stock Plan; provided that the full number of shares subject to a stock-settled SAR will be counted regardless of the number of shares actually used to settle such SAR upon exercise; and, provided further that the shares of Common Stock covered by a tandem SAR will not again become available for grant upon the expiration or termination of the tandem SAR;

•

shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a participant to (A) purchase shares of Common Stock upon the exercise of an award or (B) satisfy tax withholding obligations will not be added back to the number of shares available under the 2013 Stock Plan; and

•	shares of Common Stock repurchased by the Company on the open market will not increase the number of shares available under the 2013 Stock Plan.

Sub-limits. The 2013 Stock Plan contains sub-limits for awards granted thereunder. The maximum number of shares of Common Stock with respect to which awards, other than options and SARs, may be granted under the 2013 Stock Plan is 11,000,000. The maximum number of shares of Common Stock with respect to which awards may be granted to any participant under the 2013 Stock Plan is 2,000,000 per calendar year, which limit will be construed and applied consistently with Section 162(m) of the Code. The maximum number of shares of Common Stock with respect to which awards may be granted to directors who are not employees of the Company at the time of grant is 1,200,000. The forgoing limits are subject to adjustment in the event of changes in capitalization and certain other events and, for purposes of the Section 162(m) limit, a tandem SAR, together with the related option award, are treated as a single award.

Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant awards in substitution for any options or other stock or stock-based awards granted by such other entity or an affiliate thereof. Substitute awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on awards contained in the 2013 Stock Plan. Substitute awards will not count against the overall share limit, except as may be required by Section 422 and related provisions of the Code.

Stock Options. The Board may grant either “incentive” stock options within the meaning of Section 422 of the Code or “non-qualified” stock options (options not intended to qualify as incentive stock options). The Board determines the terms of each option at the time of grant, including the number of shares of Common Stock to be covered by, the exercise price of, and the conditions and limitations applicable to the exercise of, each option; provided that the exercise price of an option may not be less than 100% of the fair market value per share of Common Stock on the date of grant (or, if the Board approves the grant of an option with an effective date that is a specified future date, the fair market value per share of Common Stock on such future date) and the term of an option may not exceed ten years. The 2013 Stock Plan permits the following forms of payment of the exercise price of options:

•	payment by cash, check or, except as the Board may otherwise provide in an option agreement, by an undertaking of a broker in connection with a “cashless exercise,”

•	subject to certain conditions, delivery to the Company of shares of Common Stock,

•	subject to certain conditions, delivery to the Company of a notice of “net exercise,”

•	subject to certain conditions, any other lawful consideration as determined by the Board, or

•	any combination of these forms of payment.

Stock Appreciation Rights. A SAR is an award entitling the holder, upon exercise, to receive an amount in Common Stock or cash or a combination thereof determined by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock. SARs may be granted independently or in tandem with an option. No SAR will be granted with a term in excess of ten years. The exercise price of a SAR may not be less than 100% of the fair market value per share of Common Stock on the date of grant (or, if the Board approves the grant of a SAR with an effective date that is a specified future date, the fair market value per share of Common Stock on such future date). The Company has not issued SARs under any of its currently effective stock-based incentive plans, and does not currently have any SARs outstanding.

Repricing. Unless approved by the Company’s stockholders (a) no outstanding option or SAR granted under the 2013 Stock Plan may be amended to provide an exercise price lower than the then-current exercise price of such option or SAR (other than adjustments for changes in capitalization and other similar events), (b) the Board may not cancel any outstanding option or SAR and grant in substitution therefor new awards under the 2013

Stock Plan covering the same or a different number of shares of Common Stock and having an exercise price lower than the then-current exercise price of the cancelled option or SAR, (c) the Board may not cancel in exchange for a cash payment any outstanding option or SAR granted under the 2013 Stock Plan with an exercise price, in the case of options, or grant price, in the case of SARs, above the then-current fair market value per share of Common Stock and (d) the Board may not take any other action under the 2013 Stock Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

Reload Rights. The Board may not grant any option or SAR under the 2013 Stock Plan that contains a provision entitling the recipient to the automatic grant of additional options or SARs, as applicable, in connection with an exercise of the original option or SAR, as applicable.

Dividend Equivalents. The Board may not grant any option or SAR under the 2013 Stock Plan that contains a provision providing for the payment or accrual of dividend equivalents.

Restricted Stock; Restricted Stock Units. The Board may grant awards of restricted stock, which entitle the recipient to acquire shares of Common Stock, subject to forfeiture or the right of the Company to repurchase such shares in the event conditions specified by the Board are not satisfied prior to the end of the applicable restriction period. Unless otherwise provided by the Board, participants holding restricted stock issued pursuant to a restricted stock award (as defined below) will be entitled to dividends or other distributions declared and paid with respect to such shares, subject, in the case of non-cash dividends, to the same restrictions on transfer and forfeitability provisions as the underlying restricted stock award. Instead of granting restricted stock awards, the Board may grant RSUs, which entitle the recipient to receive shares of Common Stock or cash to be delivered at the time the award vests or such later time on or after the award vests as may be specified in the award. To the extent provided by the Board, a grant of RSUs may provide the participant with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock, subject to the same restrictions on transfer and forfeitability provisions as the underlying restricted stock award. Restricted stock and RSUs are referred to herein as “restricted stock awards.” The Board determines the terms of a restricted stock award at the time of grant, including the conditions for repurchase or forfeiture and the issue price, if any.

Other Stock-Based Awards. The Board may grant other awards of Common Stock, and other awards that are valued in whole or in part by reference to, or are otherwise based upon, shares of Common Stock or other property, including other stock-based awards that entitle recipients to receive shares of Common Stock to be delivered in the future. The Board determines the terms of other stock-based awards at the time of grant, including any purchase price applicable thereto. Other stock-based awards may be paid in shares of Common Stock or cash. Other stock-based awards may be used as a form of payment in the settlement of other awards granted under the 2013 Stock Plan or as payment in lieu of other compensation to which the recipient is otherwise entitled.

Section 162(m) Awards. If a restricted stock award or other stock-based award is intended to meet the requirements of 162(m) of the Code, then the lapsing of restrictions thereon and the distribution of shares pursuant thereto, as applicable, will be subject to the achievement of one or more objective performance goals established in the manner required by Section 162(m) of the Code (“Section 162(m)”) so as to qualify as “performance-based compensation” under Section 162(m), which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following objective performance measures (which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Board):

•	earnings per share,

•	earnings,

•	earnings growth,

•	earnings before interest, taxes and amortization (EBITA),

•	operating income,

•	operating margins,

•	revenues,

•	expenses,

•	stock price,

•	market share,

•	chargeoffs,

•	reductions in non-performing assets,

•	return on sales, assets, equity or investment,

•	regulatory compliance,

•	satisfactory internal or external audits,

•	improvement of financial ratings,

•	achievement of balance sheet or income statement objectives,

•	net cash provided from continuing operations,

•	stock price appreciation,

•	total shareholder return,

•	cost control,

•	strategic initiatives,

•	net operating profit after tax,

•	pre-tax or after-tax income, or

•	cash flow.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items and other unusual or non-recurring items,

•	discontinued operations,

•	gains or losses on the dispositions of discontinued operations,

•	the cumulative effects of changes in accounting principles,

•	the writedown of any asset,

•	charges for restructuring and rationalization programs,

•	other non-cash charges or items,

•	gains or losses related to financing activities,

•	the effect of acquisitions, or

•	gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates.

Such performance goals may (a) vary by participant and may be different for different incentive awards, (b) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works, and (c) cover such period as may be specified by the Board. Such performance goals will be set by the Board within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m). The Board may not waive the achievement of the applicable performance goals except in the case of the death or disability of the participant or a change in control of the Company.

Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend,

•	the number and class of securities available under the 2013 Stock Plan,

•	the sub-limits and share counting rules set forth in the 2013 Stock Plan,

•	the number and class of securities and exercise price per share of each outstanding option,

•	the share and per share-related provisions of each SAR,

•	the number of shares subject to and the repurchase price per share subject to each outstanding restricted stock award, and

•

the share and per share-related provisions and the purchase price, if any, of each outstanding other applicable stock-based award, will be equitably adjusted by the Company (or substituted awards may be made, if applicable) to the extent determined by the Board.

The 2013 Stock Plan contains provisions addressing consequences of any reorganization event, which is defined as:

•

any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

•	any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

•	any complete liquidation or dissolution of the Company.

The 2013 Stock Plan also contains provisions addressing consequences of a change in control event, which is defined as:

•	the acquisition by any person of 50% or more of the outstanding Common Stock or voting securities of Thermo Fisher;

•

the failure of the Board to include a majority of directors who are “continuing directors,” which term is defined to include directors who were members of the Board on the date of the initial adoption of the 2013 Stock Plan by the Board or who subsequent to the date of the adoption of the 2013 Stock Plan by the Board were nominated or elected or whose election to the Board was recommended or endorsed by a majority of directors who were “continuing directors” at the time of such nomination or election;

•

the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving Thermo Fisher or the sale or other disposition of all or substantially all of the assets of Thermo Fisher unless immediately after such transaction:

•

all or substantially all of the holders of Common Stock immediately prior to such transaction own more than 50% of the outstanding voting securities and combined voting power of the resulting or acquiring corporation in substantially the same proportions as their ownership immediately prior to such transaction, and

•	no person after the transaction owns 50% or more of the outstanding voting securities or of the combined voting power of the resulting or acquiring corporation.

Reorganization Event — Effect on Options. Upon the occurrence of a reorganization event (regardless of whether such event also constitutes a change in control event), all outstanding options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation. Notwithstanding the foregoing, if the acquiring or succeeding corporation does not agree to assume, or substitute for, such options, or in the event of a liquidation or dissolution of the Company, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding options on such terms as the Board determines:

•

upon written notice to a participant, provide that the participant’s unexercised options will terminate immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period following the date of such notice,

•

provide that outstanding options shall become exercisable, realizable, or deliverable, or restrictions applicable to an option shall lapse, in whole or in part prior to or upon such reorganization event,

•

in the event of a reorganization event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event (the “acquisition price”), make or provide for a cash payment to a participant equal to the excess, if any, of (A) the acquisition price times the number of shares of Common Stock subject to the participant’s options (if the exercise price does not exceed the acquisition price) over (B) the aggregate exercise price of all such outstanding options and any applicable tax withholdings, in exchange for the termination of such options, provided that, in connection with a liquidation or dissolution of the Company, options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings), and

•	any combination of the foregoing.

Upon the occurrence of a reorganization event that does not also constitute a change in control event, to the extent all or any portion of an option becomes exercisable solely as a result of the preceding paragraph, upon exercise of such option the participant shall receive shares subject to a right of repurchase by the Company or its successor at the option exercise price. Such repurchase right (i) shall lapse at the same rate as the option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the option that were exercisable under its terms without regard to the preceding paragraph.

Reorganization Event that is not a Change in Control Event — Effect on Restricted Stock Awards. Upon the occurrence of a reorganization event that is not a change in control event, the repurchase and other rights of the Company under each outstanding restricted stock award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the Common Stock subject to such restricted stock award.

Reorganization Event — Effect on Stock Appreciation Rights and Other Stock Unit Awards. The effect of a reorganization event on any SAR or other stock unit award granted under the 2013 Stock Plan may be determined by the Board at the time of grant and set forth in the award agreement.

The 2013 Stock Plan also contains provisions addressing terminations of a participant’s employment without “cause,” which is defined as having the meaning set forth in the participant’s employment or other agreement with the Company, provided that if the participant is not a party to any such agreement or such agreement does not contain a definition of cause, then cause shall mean:

•

the willful and continued failure of the participant to perform substantially the participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the participant by the Company that specifically identifies the alleged manner in which the participant has not substantially performed the participant’s duties; or

•	the willful engaging by the participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the participant shall be considered “willful” unless it is done, or omitted to be done, by the participant in bad faith or without reasonable belief that the participant’s action or omission was in the best interests of the Company.

The 2013 Stock Plan also contains provisions addressing terminations of a participant’s employment by the participant for “good reason,” which is defined as having the meaning set forth in the participant’s employment, change in control or other agreement with the Company, provided that if the participant is not a party to any such agreement or such agreement does not contain a definition of good reason, then good reason shall mean the occurrence, on or after the date of a change in control event and without the affected participant’s written consent, of any of the following events or circumstances:

•

the assignment to the participant of duties inconsistent in any material respect with the participant’s position (including status, offices, titles and reporting requirements), authority or responsibilities immediately prior to the earliest to occur of (i) a change in control event, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for a change in control event or (iii) the date of the adoption by the Board of a resolution providing for a change in control event (with the earliest to occur of such dates referred to as the “measurement date”), or a material diminution in such position, authority or responsibilities;

•	a reduction in the participant’s annual base salary as in effect on the measurement date or as the same was or may be increased thereafter from time to time;

•

the failure by the Company to (i) continue in effect any material compensation or benefit plan or program, including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy, in which the participant participates or which is applicable to the participant immediately prior to the measurement date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the measurement date, (iii) award cash bonuses to the participant in amounts and in a manner substantially consistent with past practice in light of the Company’s financial performance or (iv) continue to provide any material fringe benefit enjoyed by the participant immediately prior to the measurement date;

•

a change by the Company in the location at which the participant performs his or her principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the participant’s principal residence immediately prior to the measurement date and (ii) more than 30 miles from the location at which the participant performed the participant’s principal duties for the Company immediately prior to the measurement date; or a requirement by the Company that the participant travel on Company business to a substantially greater extent than required immediately prior to the measurement date;

•	the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform his or her employment, change in control or other agreement with the Company;

•	a purported termination of the Participant’s employment which is not effected in accordance with his or her employment, change in control or other agreement with the Company; or

•

any failure of the Company to pay or provide to the participant any portion of the participant’s compensation or benefits due under any above described benefit plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any employment, change in control or other agreement between the Company and the participant.

Notwithstanding the occurrence of any of the above described events or circumstances, such occurrence shall not be deemed to constitute good reason unless, prior to the effective date of an employment termination the participant has provided written notice to the Company of not less than 15 days identifying the reason for the participant’s planned departure; provided, however, that if the event or circumstances identified by the participant has been fully corrected and the participant has been reasonably compensated for any losses or damages resulting therefrom, the participant shall not be deemed to have good reason for termination under the 2013 Stock Plan. A participant’s right to terminate his or her employment for good reason shall not be affected by the participant’s incapacity due to physical or mental illness.

Change in Control — Effect on Awards. Unless otherwise determined by the Board at the time of the grant or evidenced in an applicable instrument evidencing an award or employment or other agreement, in the event that a participant’s employment or service is terminated by the Company without cause or by the participant for good reason, in each case within 18 months following a change in control event: (i) any award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding awards shall remain exercisable for one year following such date of termination of employment, and (ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any award other than an award described in (i) shall lapse and such awards shall be deemed fully vested, and any performance conditions imposed with respect to awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

Notwithstanding the preceding paragraph, upon a change in control event, the Board shall have the discretion to: (i) accelerate the vesting or payment of any award effective immediately upon the occurrence of a change in control event; or (ii) convert the vesting of performance-based awards to a time-based vesting schedule as deemed appropriate by the Board; in each case only to the extent that such action would not cause any award to result in deferred compensation that is subject to the additional 20% tax under Section 409A of the Code (“Section 409A”).

Transferability of Awards. Awards are non-transferable, except by will or the laws of descent and distribution or, other than in the case of an incentive stock option, pursuant to a qualified domestic relations order; except that the Board may permit or provide in an award for the gratuitous transfer of the award by the participant to or for the benefit of any immediate family member, family trust or other entity established solely for the benefit of the participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such award under the Securities Act of 1933, as amended; provided that incentive stock options and awards that are subject to Section 409A may be transferred only to the extent permitted by the Code.

Amendment of Award. Except with respect to limitations on repricings, Section 162(m) awards, and actions requiring stockholder approval described herein, the Board may amend, modify or terminate any outstanding award, including but not limited to, substituting therefor another award of the same or a different type, changing the date of exercise or realization, converting an incentive stock option to a non-qualified stock option or accelerating vesting, provided that the participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the participant. No amendment to any award granted pursuant to the 2013 Stock Plan requiring stockholder approval will become exercisable, realizable or vested, as applicable, until such stockholder approval is obtained.

Amendment of Plan. The Board may at any time amend, suspend or terminate the 2013 Stock Plan or any portion thereof; however, no amendment to the 2013 Stock Plan requiring stockholder approval under any applicable legal, regulatory or listing requirement, including under Section 162(m) and the rules of the NYSE, will become effective, with respect to the 2013 Stock Plan until such stockholder approval is obtained. In addition, if the NYSE amends its corporate governance rules so that they no longer require stockholder approval of “material revisions” to equity compensation plans, stockholder approval would nevertheless be required for any amendment that materially increases benefits to participants, materially increases the number of securities issuable under the plan (other than to reflect changes in capitalization), or materially expands the eligible participants.

Term of 2013 Stock Plan. No new awards may be granted under the 2013 Stock Plan after the tenth anniversary of the date it is approved by Thermo Fisher’s stockholders, but awards previously granted may extend beyond that date.

Consequences of Nonapproval. If stockholders do not approve the adoption of the 2013 Stock Plan, the 2013 Stock Plan will not go into effect, and the Company will not grant any awards under the 2013 Stock Plan. In such event, the awards available for grant under the Company’s other equity plans will continue to be available for grant, and the Board will consider whether to adopt alternative arrangements based on its assessment of the Company’s needs.

Awards to Foreign Nationals or Other Non-U.S. Employees (Including Authorization of Sub-Plans)

The Board may from time to time modify awards granted to participants who are foreign nationals or employed outside the United States or establish sub-plans or procedures under the 2013 Stock Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. Any supplement adopted by the Board will be deemed to be part of the 2013 Stock Plan but will only apply to participants within the affected jurisdiction.

New Plan Benefits

As of December 31, 2012, the Company had approximately 38,900 employees worldwide, including eight executive officers and 11 directors, all of whom are eligible to participate in the 2013 Stock Plan. The granting of awards under the 2013 Stock Plan is discretionary and, therefore, the Company cannot now determine the number or type of awards to be granted in the future to any particular person or group.

Certain Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to awards granted under the 2013 Stock Plan. This summary does not cover wage or payroll taxes, or the Medicare contribution tax, which may also be applicable in certain circumstances. This summary is based on the federal income tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A regarding nonqualified deferred compensation. The 2013 Stock Plan provides that no award will provide for deferral of compensation that does not comply with Section 409A, unless the Board, at the time of grant, specifically provides that the award is not intended to comply with Section 409A. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not have income upon the grant or exercise of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by the Company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Non-statutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Non-statutory Stock Options

A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights

A participant will not have income upon the grant of a SAR. A participant generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units

A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) election with respect to an RSU. When the RSU vests, the participant will have income on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. If the RSU provides for deferred delivery, the participant will have income on the delivery date in an amount equal to the fair market value of the stock on the delivery date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the delivery date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based award granted under the 2013 Stock Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying Common Stock.

Tax Consequences to the Company

There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section  162(m).

Recommendation

The Board believes that the 2013 Stock Plan is an important tool for the Company to attract and retain key employees and to be able to continue to offer them the opportunity to participate in the ownership and growth of the Company.

The Board of Directors recommends a vote FOR the approval and adoption of the Thermo Fisher Scientific Inc. 2013 Stock Incentive Plan and the reservation of 22,000,000 shares of Common Stock for issuance thereunder. Proxies solicited by the Board will be voted FOR this proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 4-

PROPOSAL TO APPROVE THE 2013 ANNUAL INCENTIVE AWARD PLAN

The Compensation Committee of the Board has established, subject to stockholder approval, the Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan (the “2013 Incentive Plan”). Under the 2013 Incentive Plan, executive officers designated by the Compensation Committee may receive annual cash incentive compensation based on the achievement of pre-established performance goals. The 2013 Incentive Plan is intended to ensure the tax deductibility of the annual bonus that may be earned by executive officers of the Company. The Internal Revenue Code of 1986, as amended (the “Code”), generally does not allow publicly held companies to obtain tax deductions for compensation of more than $1,000,000 paid in any year to any of their chief executive officer and their next three most highly paid executive officers (other than the chief executive officer and chief financial officer) unless such payments are made under qualifying “performance-based” compensation plans as defined in the tax laws. One of the requirements for compensation to be performance-based is that the Company must obtain stockholder approval every five years of the material terms of performance goals for such compensation. The material terms that the stockholders approve constitute the framework within which the Compensation Committee would set actual performance goals.

The Board believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and providing incentives to key personnel and to promote the alignment of their interests with those of the Company’s stockholders by providing for the payment of incentive awards subject to the achievement of specified performance goals. Accordingly, the Board believes adoption of the 2013 Incentive Plan is in the best interests of the Company and its stockholders and recommends a vote FOR the approval of the 2013 Incentive Plan.

Summary of the 2013 Incentive Plan

The following summary of the material features of the 2013 Incentive Plan is qualified in its entirety by reference to the 2013 Incentive Plan, a copy of which is attached hereto as Appendix B. For purposes of the following summary, as appropriate in the relevant context, “Company” may refer to one or more of Thermo Fisher, any of Thermo Fisher’s present or future parent or subsidiary corporations, or any other business venture in which Thermo Fisher has a controlling interest, as indicated in the 2013 Incentive Plan.

Purpose. The purpose of the 2013 Incentive Plan is to assist the Company in attracting, retaining and providing incentives to eligible employees and to promote the alignment of their interests with those of the Company’s stockholders by providing for the payment of incentive awards subject to the achievement of specified performance goals.

Eligibility; Incentive Awards; Performance Goals. The Compensation Committee shall no later than the 90th day of each year: (i) select executive officers eligible to participate in the 2013 Incentive Plan for that year (“eligible employees”); (ii) determine the performance goals (defined below) that must be achieved in order for awards to be paid under the 2013 Incentive Plan; and (iii) determine the total amount which may be available for payout to eligible employees based upon the relative level of attainment of the selected performance goals. Following the close of each year, the Compensation Committee will determine whether the performance goals were achieved and, based on the level of achievement, the total amount available for payout. Prior to the payment of any incentive award, the Compensation Committee will certify in writing that the performance goals and other material terms subject to such incentive award have been satisfied. In its sole discretion, the Compensation Committee may reduce the size or eliminate the total amount available for payment. The maximum payment to any eligible employee under the 2013 Incentive Plan for any year will in no event exceed $5,000,000.

For purposes of the 2013 Incentive Plan, “performance goals” means one or more of the following objective performance measures, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following (which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Compensation Committee):

•	earnings per share,

•	earnings,

•	earnings growth,

•	earnings before interest, taxes and amortization (EBITA),

•	operating income,

•	operating margins,

•	revenues,

•	expenses,

•	stock price,

•	market share,

•	chargeoffs,

•	reductions in non-performing assets,

•	return on sales, assets, equity or investment,

•	regulatory compliance,

•	satisfactory internal or external audits,

•	improvement of financial ratings,

•	achievement of balance sheet or income statement objectives,

•	net cash provided from continuing operations,

•	stock price appreciation,

•	total shareholder return,

•	cost control,

•	strategic initiatives,

•	net operating profit after tax,

•	pre-tax or after-tax income, or

•	cash flow.

Such performance goals may be adjusted to exclude any one or more of:

•	extraordinary items and other unusual or non-recurring items,

•	discontinued operations,

•	gains or losses on the dispositions of discontinued operations,

•	the cumulative effects of changes in accounting principles,

•	the writedown of any asset,

•	charges for restructuring and rationalization programs,

•	other non-cash charges or items,

•	gains or losses related to financing activities,

•	the effect of acquisitions, or

•	gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates.

Such performance goals may (a) vary by participant and may be different for different incentive awards, (b) be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works, and (c) cover such period as may be specified by the Compensation Committee. Such performance goals will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m).

The group of employees whose bonus compensation would be subject to the performance goals selected by the Compensation Committee would consist of all of the Company’s executive officers. Currently, the Company has eight executive officers. Although the Code only limits deductibility for compensation paid to the chief executive officer and the three next most highly paid executive officers (other than the chief executive officer and chief financial officer), the selected performance goals may be applied to all executive officers in the event that one or more of them should become one of the officers subject to Section 162(m) of the Code during the five-year period covered by the 2013 Incentive Plan.

If approved by the stockholders, this proposal would not limit the Company’s right to award or pay other forms of compensation (including, but not limited to, salary or stock-based awards) to the Company’s executive officers, regardless of whether or not the performance goals for annual bonuses are achieved in any year, and whether or not payment of such other forms of compensation would be tax deductible.

Recoupment of Incentive Awards

Payments made to any participant pursuant to an incentive award shall be subject to recoupment: (1) to the extent of the excess of what would have been paid to the participant under an Applicable Restatement (as defined below), or (2) as required by any other clawback policy implemented by the Company or by any other provisions of any law (including without limitation Section 10D of the Exchange Act), government regulation or stock exchange listing requirement. As defined in the 2013 Incentive Plan “Applicable Restatement” means, with respect to any payment under an incentive award, an accounting restatement due to material noncompliance of the Company with any financial reporting requirements under the United States federal securities laws that is required to be prepared at any time during the three-year period following such payment.

Amendment and Termination

The Compensation Committee may at any time amend, modify or terminate, the 2013 Incentive Plan; provided, however, that neither termination nor amendment of the 2013 Incentive Plan after the end of a year may adversely affect the rights of eligible employees with respect to their awards for that year. Any amendment to the 2013 Incentive Plan shall be approved by the Company’s stockholders if required by Section 162(m) of the Code.

Administration

The 2013 Incentive Plan will be administered by a committee designated by the Board consisting solely of two or more members of the Board each of whom is an “outside director” within the meaning of Section 162(m) of the Code. The Compensation Committee has been designated by the Board for this purpose. The Compensation Committee shall have authority to interpret the 2013 Incentive Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the 2013 Incentive Plan. The determinations of the Compensation Committee pursuant to its authority under the 2013 Incentive Plan are conclusive and binding.

Term

The 2013 Incentive Plan will terminate as of the date of the first meeting of the Company’s stockholders occurring during 2018, but awards previously granted may extend beyond that date.

New Plan Benefits

The total amounts to be paid under the 2013 Incentive Plan are not determinable at this time. If approved by the Company’s stockholders, the Company expects to begin granting awards to its executive officers under the 2013 Incentive Plan with respect to its 2014 performance period.

Certain Federal Income Tax Consequences

The following summarizes the operation of Section 162(m) of the Code but does not purport to describe all tax consequences of the 2013 Incentive Plan.

Section 162(m) of the Code, as implemented by the Internal Revenue Service, denies a federal income tax deduction for certain compensation in excess of $1,000,000 per year paid to the chief executive officer and the three other most highly paid executive officers of a publicly traded corporation (other than the chief financial officer). Certain types of compensation, including compensation based on performance goals, are excluded from this deduction limit. In order for compensation to qualify for this exception: (i) it must be paid solely on account of the attainment of one or more performance goals; (ii) the performance goals must be established by a committee consisting solely of two or more outside directors; (iii) the material terms under which the compensation is to be paid, including the performance goals, must be disclosed to and approved by stockholders in a separate vote prior to payment; and (iv) prior to payment, the committee must certify that the performance goals and any other material terms were in fact satisfied. The Company believes that, if the 2013 Incentive Plan is approved by the stockholders, any compensation paid in accordance with the 2013 Incentive Plan will qualify as performance-based compensation under the Code.

Reasons for Stockholder Approval

The 2013 Incentive Plan has been designed so that cash awards made under the 2013 Incentive Plan will qualify as performance-based compensation, and, accordingly, not be subject to the deduction limit imposed by Section 162(m) of the Code. However, in order to qualify as performance-based compensation, and thereby ensure the federal tax deductibility of all cash awards under the 2013 Incentive Plan, stockholder approval of the 2013 Incentive Plan at the annual meeting is required. If the stockholders do not vote to approve the 2013 Incentive Plan, the Company will not grant any awards to the named executive officers under the 2013 Incentive Plan.

The Board of Directors recommends a vote FOR the approval and adoption of the 2013 Annual Incentive Award Plan. Proxies solicited by the Board will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

-PROPOSAL 5-

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year ending December 31, 2013. During the 2012 fiscal year, PwC served as the Company’s independent auditors. See “INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.” Although the Company is not required to seek stockholder ratification of this selection, the Company has decided to provide its stockholders with the opportunity to do so. If this proposal is not approved by our stockholders at the 2013 Annual Meeting of Stockholders, the Audit Committee will reconsider the selection of PwC. Even if the selection of PwC is ratified, the Audit Committee in its discretion may select a different firm of independent auditors at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.

Representatives of PwC are expected to be present at the 2013 Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from the stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for fiscal year 2013. Proxies solicited by the Board will be voted FOR the proposal unless stockholders specify to the contrary on their proxy.

OTHER ACTION

Management is not aware at this time of any other matters that will be presented for action at the 2013 Annual Meeting of Stockholders, and the deadline under our bylaws for stockholders to notify the Company of any proposals or director nominees has passed. Should any other matters be properly presented, the proxies grant power to the proxy holders to vote shares represented by the proxies in the discretion of such proxy holders.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be included in the proxy statement and proxy card relating to the 2014 Annual Meeting of Stockholders of the Company and to be presented at such meeting must be received by the Company for inclusion in the proxy statement and proxy card no later than December 10, 2013. In addition, the Company’s bylaws include an advance notice provision that requires stockholders desiring to bring proposals before an annual meeting (which proposals are not to be included in the Company’s proxy statement and thus are submitted outside the processes of Rule 14a-8 under the Exchange Act) to do so in accordance with the terms of such advance notice provision. The advance notice provision requires that, among other things, stockholders give timely written notice to the Secretary of the Company regarding their proposals. To be timely, notices must be delivered to the Secretary at the principal executive office of the Company not less than 60, nor more than 75, days prior to the first anniversary of the date on which the Company mailed its proxy materials for the preceding year’s annual meeting of stockholders. Accordingly, a stockholder who intends to present a proposal at the 2014 Annual Meeting of Stockholders without inclusion of the proposal in the Company’s proxy materials must provide written notice of such proposal to the Secretary no earlier than January 24, 2014, and no later than February 8, 2014. Proposals received at any other time will not be voted on at the meeting. If a stockholder makes a timely notification, the proxies that management solicits for the meeting may still exercise discretionary voting authority with respect to the stockholder’s proposal under circumstances consistent with the proxy rules of the SEC.

SOLICITATION STATEMENT

The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily by mail and electronic means, but regular employees of the Company may solicit proxies personally or by telephone. In addition, the Company has engaged AST Phoenix Advisors for an approximate fee of $15,000, plus an additional fee based on the number of telephone calls made to stockholders, plus reimbursement of out-of-pocket expenses in order to assist in the solicitation of proxies. Brokers, nominees, custodians and fiduciaries are requested to forward solicitation materials to obtain voting instructions from beneficial owners of stock registered in their names, and the Company will reimburse such parties for their reasonable charges and expenses in connection therewith.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements, notices of internet availability of proxy materials and annual reports. This means that only one copy of our proxy statement, notice of internet availability of proxy materials and annual report to stockholders may have been sent to multiple stockholders in your household. The Company will promptly deliver a separate copy of any of these documents to you if you contact us at the following address or telephone number: Investor Relations Department, Thermo Fisher Scientific Inc., 81 Wyman Street, Waltham, Massachusetts 02451, telephone: 781-622-1111. If you want to receive separate copies of the proxy statement, notice of internet availability of proxy materials or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address or telephone number.

Waltham, Massachusetts

April 9, 2013

THERMO FISHER SCIENTIFIC INC.

2013 STOCK INCENTIVE PLAN

1. Purpose.

The purpose of this 2013 Stock Incentive Plan (the “Plan”) of Thermo Fisher Scientific Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest.

2. Eligibility.

All of the Company’s employees, officers, directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933 (the “Securities Act”), or any successor form) are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”) and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an award under the Plan is deemed a “Participant.”

3. Administration and Delegation.

(a) Administration by Board of Directors. The Plan will be administered by the Board of Directors of the Company (the “Board”). The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Options and other Awards that constitute rights under Section 157(c) of the Delaware General Corporation Law (subject to any limitations under the Plan) to employees or officers of the Company and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act). The Board may not delegate authority under this Section 3(c) to issue shares of Common Stock as Restricted Stock unless Delaware law then permits such delegation.

4. Stock Available for Awards.

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 22,000,000 shares of common stock, $1.00 par value per share, of the Company (the “Common Stock”). Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(2) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan and under the sublimits contained in Sections 4(b)(2) and 4(b)(3), (A) all shares of Common Stock covered by independent SARs shall be counted against the number of shares available for the grant of Awards; provided, however, that independent SARs that may be settled in cash only shall not be so counted; (B) in the case of a SAR granted in tandem with an Option, as described in Section 6(b)(1) below (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan; (C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Common Stock not being issued (including as a result of an independent SAR that was settleable either in cash or in stock actually being settled in cash), the unused Common Stock covered by such Award shall again be available for the grant of Awards; provided, however, in the case of Incentive Stock Options (as hereinafter defined), the foregoing shall be subject to any limitations under the Code; and provided further, (I) in the case of independent SARs, that the full number of shares subject to any stock-settled SAR shall be counted against the shares available under the Plan and against the sublimit set forth in Sections 4(b)(2) and 4(b)(3) regardless of the number of shares actually used to settle such SAR upon exercise, and (II) that the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; (D) shares of Common Stock delivered (either by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) shall not be added back to the number of shares available for the future grant of Awards; and (E) shares of Common Stock repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

(b) Sub-limits. Subject to adjustment under Section 9, the following sub-limits on the number of shares subject to Awards shall apply:

(1) Section 162(m) Per-Participant Limit. The maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 2,000,000 per calendar year. For purposes of the foregoing limit, a Tandem SAR (as hereinafter defined) shall be treated as a single Award. The per-Participant limit described in this Section 4(b)(1) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(2) Limit on Awards other than Options and SARS. The maximum number of shares with respect to which Awards other than Options and SARs may be granted shall be 11,000,000.

(3) Limit on Awards to Directors. The maximum number of shares with respect to which Awards may be granted to directors who are not employees of the Company at the time of grant shall be 1,200,000.

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or any sublimits contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

5. Stock Options.

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option.”

(b) Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of Thermo Fisher Scientific Inc., any of Thermo Fisher Scientific Inc.’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. If the Fair Market Value (as defined below) of shares on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year exceeds $100,000, the Options for the first $100,000 worth of shares to become exercisable in that calendar year will be Incentive Stock Options, and the Options for the shares with a Fair Market Value (as defined below) in excess of $100,000 that become exercisable in that calendar year will be Nonstatutory Stock Options. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or for any action taken by the Board, including without limitation the conversion of an Incentive Stock Option to a Nonstatutory Stock Option.

(c) Exercise Price. The Board shall establish the exercise price of each Option or the formula by which such exercise price shall be determined. The exercise price shall be specified in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Option. Options may be exercised by delivery to the Company or its designee of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (A) such method of payment is then permitted under applicable law, (B) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (C) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4) to the extent provided for in the applicable Nonstatutory Stock Option agreement or approved by the Board, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (A) the number of shares underlying the portion of the Option being exercised, less (B) such number of shares as is equal to (i) the aggregate exercise price for the portion of the Option being exercised divided by (ii) the Fair Market Value on the date of exercise;

(5) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by payment of such other lawful consideration as the Board may determine; or

(6) by any combination of the above permitted forms of payment.

(g) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding Option granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option (other than adjustments pursuant to Section 9), (2) the Board may not cancel any outstanding option (whether or not granted under the Plan) and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled option, (3) the Board may not cancel in exchange for a cash payment any outstanding Option with an exercise price per share above the then-current Fair Market Value, and (4) the Board may not take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the New York Stock Exchange (“NYSE”).

(h) No Reload Rights. No option granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional Options in connection with any exercise of the original Option.

(i) No Dividend Equivalents. No option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights.

(a) General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the Fair Market Value of a share of Common Stock over the exercise price established pursuant to Section 6(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (A) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (B) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event or a Change in Control Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (C) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (D) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company or its designee of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Company, together with any other documents required by the Company.

(f) Limitation on Repricing. Unless such action is approved by the Company’s stockholders: (1) no outstanding SAR granted under the Plan may be amended to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding SAR (other than adjustments pursuant to Section 9), (2) the Board may not cancel any outstanding SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled SAR, (3) the Board may not cancel in exchange for a cash payment any outstanding SAR with a grant price per share above the then-current Fair Market Value, and (4) the Board may not take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the NYSE.

(g) No Reload Rights. No SAR granted under the Plan shall contain any provision entitling the grantee to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(h) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units.

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests or such later time on or after such Award vests as may be specified in such Award (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless otherwise provided by the Board. Unless otherwise provided by the Board, if any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Each dividend payment will be made no later than the end of the calendar year in which the dividends are paid to shareholders of that class of stock or, if later, the 15th day of the third month following the date the dividends are paid to shareholders of that class of stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Company, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant in a manner that complies with Code Section 409A.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement.

(e) Deferred Delivery of Shares. The Board may, at the time any Restricted Stock Award is granted, provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant shall instead receive an instrument evidencing the right to future delivery of Common Stock at such time or times, and on such conditions, as the Board shall specify in a manner that complies with Code Section 409A.

8. Other Stock-Based Awards.

(a) General. Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based-Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

9. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (1) the number and class of securities available under this Plan, (2) the sub-limits and share counting rules set forth in Sections 4(a), 4(b), 7(b) and 8(b), (3) the number and class of securities and exercise price per share of each outstanding Option, (4) the share and per-share provisions and the exercise price of each SAR, (5) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award and (6) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization and Change in Control Events.

(1) Definitions.

(A) A “Reorganization Event” shall mean:

(i) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled;

(ii) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction; or

(iii) any complete liquidation or dissolution of the Company.

(B) A “Change in Control Event” shall mean:

(i) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 50% or more of either (x) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (y) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control Event: (I) any acquisition directly by the Company, (II) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (III) any acquisition by any corporation pursuant to a Business Combination (as defined below) which complies with clauses (x) and (y) of subsection (iii) of this definition; or

(ii) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (x) who was a member of the Board on the date of the initial adoption of this Plan by the Board or (y) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (y) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or

(iii) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (x) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively, immediately prior to such Business Combination and (y) no Person (excluding any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 50% or more of the then-outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors.

(C) “Cause” shall have the meaning set forth in the Participant’s employment or other agreement with the Company, provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean:

(i) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company that specifically identifies the alleged manner in which the Participant has not substantially performed the Participant’s duties; or

(ii) the willful engaging by the Participant in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company.

For purposes of this definition, no act or failure to act on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company.

(D) “Good Reason” shall have the meaning set forth in the Participant’s employment, change in control, or other agreement with the Company (“Individual Agreement”), provided that if the Participant is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean the occurrence, on or after a Change in Control Event and without the affected Participant’s written consent, of any of the events or circumstances set forth in clauses (i) through (vii) below. Notwithstanding the occurrence of any such event or circumstance, such occurrence shall not be deemed to constitute Good Reason unless, prior to the effective date of an employment termination (“Date of Termination”) the Participant has provided written notice to the Company of not less than 15 days identifying the reason for the Participant’s planned departure (“Notice of Termination”); provided, however, that if the event or circumstance identified by the Participant has been fully corrected and the Participant has been reasonably compensated for any losses or damages resulting therefrom (provided that such right of correction by the Company shall only apply to the first Notice of Termination for Good Reason given by the Participant), the Participant shall not be deemed to have Good Reason for termination under the Plan.

(i) the assignment to the Participant of duties inconsistent in any material respect with the Participant’s position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (I) the Change in Control Event, (II) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control Event or (III) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control Event (with the earliest to occur of such dates referred to herein as the “Measurement Date”) or a material diminution in such position, authority or responsibilities;

(ii) a reduction in the Participant’s annual base salary as in effect on the Measurement Date or as the same was or may be increased thereafter from time to time;

(iii) the failure by the Company to (I) continue in effect any material compensation or benefit plan or program, including without limitation any life insurance, medical, health and accident or disability plan and any vacation or automobile program or policy, in which the Participant participates or which is applicable to the Participant immediately prior to the Measurement Date (a “Benefit Plan”), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (II) continue the Participant’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable than the basis existing immediately prior to the Measurement Date (III) award cash bonuses to the Participant in amounts and in a manner substantially consistent with past practice in light of the Company’s financial performance or (IV) continue to provide any material fringe benefit enjoyed by Participant immediately prior to the Measurement Date;

(iv) a change by the Company in the location at which the Participant performs the Participant’s principal duties for the Company to a new location that is both (I) outside a radius of 50 miles from the Participant’s principal residence immediately prior to the Measurement Date and (II) more than 30 miles from the location at which the Participant performed the Participant’s principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Participant travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date;

(v) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform his or her Individual Agreement;

(vi) a purported termination of the Participant’s employment which is not effected in accordance with his or her Individual Agreement; or

(vii) any failure of the Company to pay or provide to the Participant any portion of the Participant’s compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of any Individual Agreement.

The Participant’s right to terminate the Participant’s employment for Good Reason shall not be affected by the Participant’s incapacity due to physical or mental illness.

(2) Effect of Reorganization Event on Options. Upon the occurrence of a Reorganization Event (regardless of whether such event also constitutes a Change in Control Event), or the execution by the Company of any agreement with respect to a Reorganization Event (regardless of whether such event will result in a Change in Control Event), the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, or in the event of a liquidation or dissolution of the Company, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Options on such terms as the Board determines: (A) upon written notice to a Participant, provide that the Participant’s unexercised Options will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (B) provide that outstanding Options shall become exercisable, realizable, or deliverable, or restrictions applicable to an Option shall lapse, in whole or in part prior to or upon such Reorganization Event, (C) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (i) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Options (if the exercise price does not exceed the Acquisition Price) over (ii) the aggregate exercise price of all such outstanding Options and any applicable tax withholdings, in exchange for the termination of such Options, (D) provide that, in connection with a liquidation or dissolution of the Company, Options shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (E) any combination of the foregoing. In taking any of the actions permitted under this Section 9(b), the Board shall not be obligated by the Plan to treat all Options, all Options held by a Participant, or all Options of the same type, identically. In the event of a Reorganization Event that does not also constitute a Change in Control Event, then to the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (i) shall lapse at the same rate as the Option would have become exercisable under its terms and (ii) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3) Effect of Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event that is not a Change in Control Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

(4) Effect of Reorganization Event on Stock Appreciation Rights and Other Stock Unit Awards. The Board may specify in an Award at the time of the grant the effect of a Reorganization Event on any SAR and Other Stock Unit Award.

(5) Effect of Change in Control Event on Awards.

(A) Unless otherwise determined by the Board at the time of the grant or evidenced in an applicable instrument evidencing an Award or employment or other agreement, in the event that a Participant’s employment or service is terminated by the Company without Cause or by the Participant for Good Reason, in each case within eighteen (18) months following a Change in Control Event:

(i) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one (1) year following such date of termination of employment or service but in no event beyond the original term of the Award and shall thereafter terminate; and

(ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award other than an Award described in (i) shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.

(B) Notwithstanding subparagraph (A) of this Section 9(b)(5), upon a Change in Control Event, the Board shall have the discretion to:

(i) accelerate the vesting or payment of any Award effective immediately upon the occurrence of a Change in Control Event; or

(ii) convert the vesting of performance-based Awards to a time-based vesting schedule as deemed appropriate by the Board;

in each case only to the extent that such action would not cause any Award to result in deferred compensation that is subject to the additional twenty percent (20%) tax under Section 409A of the Code.

10. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that the Board may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Form S-8 for the registration of the sale of the Common Stock subject to such Award under the Securities Act, provided that Incentive Stock Options and Awards that are subject to Section 409A of the Code may be transferable only to the extent permitted by the Code; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 10(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced on such form, and containing such terms and conditions, as the Board shall determine and shall be delivered in such manner as the Company shall determine, including in writing, electronically or otherwise. The Award may be in the form of an agreement signed by the Company and the Participant or a written or electronic confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Company in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Company, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 5(g) and Section 6(f) with respect to repricings, Section 10(i) with respect to Performance Awards or Section 11(e) with respect to actions requiring shareholder approval, the Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (1) the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant’s rights under the Plan or (2) the change is permitted under Section 9 hereof.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (1) all conditions of the Award have been met or removed to the satisfaction of the Company, (2) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (3) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 10(i) (“Performance Awards”), subject to the limit in Section 4(b)(1) on shares covered by such grants.

(2) Committee. Grants of Performance Awards to any Covered Employee intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be deemed to be references to such Committee or subcommittee. “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the extent of vesting and/or delivery shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (A) earnings per share, (B) earnings, (C) earnings growth, (D) earnings before interest, taxes and amortization (EBITA), (E) operating income, (F) operating margins, (G) revenues, (H) expenses, (I) stock price, (J) market share, (K) chargeoffs, (L) reductions in non-performing assets, (M) return on sales, assets, equity or investment, (N) regulatory compliance, (O) satisfactory internal or external audits, (P) improvement of financial ratings, (Q) achievement of balance sheet or income statement objectives, (R) net cash provided from continuing operations, (S) stock price appreciation, (T) total shareholder return, (U) cost control, (V) strategic initiatives, (W) net operating profit after tax, (X) pre-tax or after-tax income, or (Y) cash flow, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such performance measures: (I) may vary by Participant and may be different for different Awards; (II) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (III) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of Shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation. Prior to the payment of any Award subject to this Section 10(i), the Committee shall certify in writing (which may be substantiated by the inclusion of such a determination in the minutes of a meeting of the Committee) that the performance goals and other material terms applicable to such Award was satisfied.

11. Miscellaneous.

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) Recoupment of Awards. The Board may provide in the terms of an applicable Award that the Award (including any proceeds, gains or other economic benefit actually or constructively received by the Participant upon any receipt or exercise of any Award or upon the receipt or resale of any share of Common Stock underlying the Award) may be subject to recoupment as required by any clawback policy implemented by the Company or by the applicable provisions of any law (including without limitation Section 10D of the Exchange Act), government regulation or stock exchange listing requirement.

(c) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(d) Effective Date and Term of Plan. The Plan shall become effective on the date the Plan is approved by the Company’s stockholders (the “Effective Date”). No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(e) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (1) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); (2) no amendment that would require stockholder approval under the rules of the NYSE may be made effective unless and until such amendment shall have been approved by the Company’s stockholders; and (3) if the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of material revisions to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Plan (A) materially increasing the number of shares authorized under the Plan (other than pursuant to Section 4(c) or 9), (B) expanding the types of Awards that may be granted under the Plan, or (C) materially expanding the class of participants eligible to participate in the Plan shall be effective unless stockholder approval is obtained. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Board may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(e) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

(f) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters. All supplements adopted by the Board shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(g) Compliance with Code Section 409A. No Award shall provide for deferral of compensation that does not comply with Section 409A of the Code, unless the Board, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Accordingly, the terms of this Plan shall be interpreted as necessary to provide payments that comply with (or are exempt from) the requirements of Section 409A. As an example, and without limiting the scope of the foregoing, to the extent that an Award provides for the deferral of compensation and is subject to (and not exempt from) Section 409A and the Award provides payment upon a Change in Control Event or provides for a different time and form of payment in connection with terminations following a Change in Control Event, a Change in Control Event shall in the context of such payment provisions mean an event that both (1) is described as a Change in Control Event and (2) is described in Code Section 409A(a)(2)(A)(v). Except as otherwise provided in individual Award agreements initially or by amendment, if and to the extent any portion of any payment, compensation or other benefit provided to a Participant in connection with his or her employment termination is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, as determined by the Company in accordance with its procedures, by which determination the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Code Section 409A) (the “New Payment Date”), except as Code Section 409A may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Board.

(h) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee, or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument he or she executes in his or her capacity as a director, officer, other employee, or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Board’s approval) arising out of any act or omission to act concerning this Plan unless arising out of such person’s own fraud or bad faith.

(i) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

Appendix B

THERMO FISHER SCIENTIFIC INC.

2013 ANNUAL INCENTIVE AWARD PLAN

I. General Purpose of Plan.

The Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan is designed to assist the Corporation and its Subsidiaries in attracting, retaining and providing incentives to Eligible Employees and to promote the identification of their interests with those of the Corporation’s shareholders by providing for the payment of Incentive Awards subject to the achievement of specified Performance Goals.

II. Definitions.

Terms not otherwise defined herein shall have the following meanings:

A. “Award Period” means the calendar year, except to the extent the Committee determines otherwise.

B. “Board” means the Board of Directors of the Corporation.

C. “Code” means the Internal Revenue Code of 1986, as amended.

D. “Committee” means the Compensation Committee of the Board, or any other committee appointed by the Board to administer the Plan; provided that the Committee shall be comprised solely of two or more directors eligible to serve on a committee making awards qualifying as “performance-based compensation” under Code Section 162(m).

E. “Corporation” means Thermo Fisher Scientific Inc., a Delaware corporation, and its successors and assigns and any corporation which shall acquire substantially all of its assets.

F. “Covered Employee” means a “covered employee” within the meaning of Section 162(m) of the Code.

G. “Eligible Employee” means an employee described in Section IV hereof.

H. “Incentive Award” means a contingent award made to a Participant that, subject to Section V hereof, entitles the Participant to cash payment to reflect the relative level of attainment of Performance Goals established by the Committee for an Award Period and such other factors as the Committee may determine.

I. “Participant” means any Eligible Employee who receives an Incentive Award under the Plan for an Award Period.

J. “Performance Goals” means one or more of the following objective performance measures, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: (1) earnings per share, (2) earnings, (3) earnings growth, (4) earnings before interest, taxes and amortization (EBITA), (5) operating income, (6) operating margins, (7) revenues, (8) expenses, (9) stock price, (10) market share, (11) chargeoffs, (12) reductions in non-performing assets, (13) return on sales, assets, equity or investment, (14) regulatory compliance, (15) satisfactory internal or external audits, (16) improvement of financial ratings, (17) achievement of balance sheet or income statement objectives, (18) net cash provided from continuing operations, (19) stock price appreciation, (20) total shareholder return, (21) cost control, (22) strategic initiatives, (23) net operating profit after tax, (24) pre-tax or after-tax income, or (25) cash flow, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such Performance Goals shall be adjusted to exclude any one or more of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates. Such Performance Goals: (I) may vary by Participant and may be different for different Awards; or (II) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee.

B-2

K. “Plan” means the Thermo Fisher Scientific Inc. 2013 Annual Incentive Award Plan.

L. “Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation, either directly or through one or more other Subsidiaries.

III. Administration.

The Plan shall be administered by the Committee. The Committee shall have plenary authority, in its discretion, to determine the terms of all Incentive Awards, including, without limitation, the Eligible Employees to whom, and the time or times at which, Incentive Awards are made, the Award Period to which each Incentive Award shall relate, the actual dollar amount to be paid pursuant to an Incentive Award, the Performance Goals to which payment of Incentive Awards will be subject, and when payments pursuant to Incentive Awards shall be made (which payments may, without limitation, be made during or after an Award Period on a deferred basis or in installments). In making such determinations, the Committee may take into account the nature of the services rendered by the respective Eligible Employees, their present and potential contributions to the success of the Corporation and its Subsidiaries, and such other factors as the Committee in its discretion shall deem relevant. Subject to the express provisions of the Plan, the Committee shall have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all other determinations deemed necessary or advisable for the administration of the Plan. The determinations of the Committee pursuant to its authority under the Plan shall be conclusive and binding.

IV. Eligibility.

Incentive Awards may be granted only to executive officers of the Corporation or a Subsidiary.

V. Incentive Awards; Terms of Awards; Payment.

A. The Committee shall, in its sole discretion, determine which Eligible Employees shall receive Incentive Awards. For each Award Period with respect to which the Committee determines to make Incentive Awards, the Committee shall by resolution establish one or more Performance Goals applicable to such Incentive Awards and the other terms and conditions of the Incentive Awards. Such Performance Goals and other terms and conditions shall be established by the Committee in its sole discretion as it shall deem appropriate and in the best interests of the Corporation and shall be established (1) within 90 days after the first day of the Award Period and (2) before 25% of the Award Period has elapsed.

B. After the end of each Award Period for which the Committee has granted Incentive Awards, the Committee shall determine the extent to which the Performance Goals established by the Committee for the Award Period have been achieved and shall authorize the Corporation to make Incentive Award payments to Participants in accordance with the terms of the Incentive Awards. In no event shall the amount paid to a Participant in accordance with the terms of Incentive Awards by reason of Performance Goal achievement exceed $5,000,000 in any calendar year. Unless otherwise determined by the Committee, no Incentive Award payments shall be made to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the end of the Award Period.

C. The Committee may at any time, in its sole discretion, cancel an Incentive Award or eliminate or reduce (but not increase) the amount payable pursuant to the terms of an Incentive Award without the consent of a Participant.

D. Incentive Award payments shall be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation’s payroll practices as from time-to-time in effect.

E. The Committee shall have the power to impose such other restrictions on Incentive Awards as it may deem necessary or appropriate to ensure that such Incentive Awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, or any successor provision thereto. Prior to the payment of any Incentive Award, the Committee shall certify in writing (which may be substantiated by the inclusion of such a determination in the minutes of a meeting of the Committee) that the Performance Goals and other material terms applicable to such Incentive Award are satisfied.

B-3

VI. Transferability.

Incentive Awards shall not be subject to the claims of creditors and may not be assigned, alienated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

VII. Termination or Amendment.

The Committee may amend, modify or terminate the Plan in any respect at any time without the consent of Participants, provided that (a) no amendment or termination of the Plan after the end of an Award Period may adversely affect the rights of Participants with respect to their Incentive Awards for that Award Period, and (b) no amendment which would require shareholder approval under Section 162(m) of the Code may be effected without such shareholder approval.

VIII. Effectiveness of Plan and Awards.

The Plan and Incentive Awards granted hereunder shall be void ab initio unless the Plan is approved by a vote of the Corporation’s shareholders at the first shareholders’ meeting of the Corporation following adoption of the Plan by the Committee.

IX. Effective Date; Term of the Plan.

The Plan shall be effective as of January 1, 2013. Unless sooner terminated by the Committee pursuant to Section VII, to the extent necessary to ensure that Incentive Award payments made to Covered Employees may be deductible by the Corporation or Subsidiary for federal income tax purposes, the Plan shall terminate as of the date of the first meeting of the Corporation’s shareholders occurring during 2018, unless the term of the Plan is extended and reapproved at such shareholders’ meeting. No Incentive Awards may be awarded under the Plan after its termination. Termination of the Plan shall not affect any Incentive Awards outstanding on the date of termination and such awards shall continue to be subject to the terms of the Plan notwithstanding its termination.

X. General Provisions.

A. The establishment of the Plan shall not confer upon any Eligible Employee any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

B. An Incentive Award payment shall be subject to recoupment: (1) to the extent of the excess of what would have been paid to the Eligible Employee under an Applicable Restatement, or (2) as required by any other clawback policy implemented by the Corporation or by any other provisions of any law (including without limitation Section 10D of the Exchange Act), government regulation or stock exchange listing requirement. For purposes of this section “Applicable Restatement” means, with respect to any payment under an Incentive Award, an accounting restatement due to material noncompliance of the Corporation with any financial reporting requirements under the United States federal securities laws that is required to be prepared at any time during the 3-year period following such payment.

C. The Plan does not constitute an inducement or consideration for the employment of any Eligible Employee, nor is it a contract between the Corporation, or any Subsidiary and any Eligible Employee. Participation in the Plan shall not give an Eligible Employee any right to be retained in the employ of the Corporation or any Subsidiary.

D. Nothing contained in this Plan shall prevent the Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

E. The Plan shall be governed, construed and administered in accordance with the laws of the State of Delaware.

THERMO FISHER SCIENTIFIC INC. 81 WYMAN STREET WALTHAM, MA 02451

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M56001-P37661-Z60033	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

THERMO FISHER SCIENTIFIC INC.
The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Directors		For	Against	Abstain
Nominees:
1a. C. Martin Harris		☐	☐	☐
1b. Judy C. Lewent		☐	☐	☐	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
1c. Jim P. Manzi		☐	☐	☐	2. An advisory vote to approve named executive officer compensation.	☐	☐	☐
1d. Lars R. Sorensen		☐	☐	☐	3. Approval and adoption of the Thermo Fisher Scientific 2013 Stock Incentive Plan.	☐	☐	☐
1e. Elaine S. Ullian		☐	☐	☐	4. Approval and adoption of the Thermo Fisher Scientific 2013 Annual Incentive Award Plan.	☐	☐	☐
1f. Marc N. Casper		☐	☐	☐	5. Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2013.	☐	☐	☐
1g. Nelson J. Chai		☐	☐	☐
1h. Tyler Jacks		☐	☐	☐

For address change/comments, mark here. (see reverse side for instructions)				☐
Please indicate if you plan to attend this meeting.		☐ Yes	☐ No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M56002-P37661-Z60033

THERMO FISHER SCIENTIFIC INC.

This proxy is solicited by the Board of Directors

ANNUAL MEETING OF THE STOCKHOLDERS TO BE

HELD ON MAY 22, 2013

The undersigned hereby appoints Marc N. Casper, Jim P. Manzi and Peter M. Wilver, and each of them, proxies of the undersigned, each with power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of common stock of Thermo Fisher Scientific Inc. held of record by the undersigned on April 1, 2013, at the Annual Meeting of the Stockholders to be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York, on Wednesday, May 22, 2013 at 1:00 p.m., and at any adjournments thereof, as set forth on the reverse side hereof, and in their discretion upon any other business that may properly come before the meeting.

The Proxy will be voted as specified, or if no choice is specified, “FOR” the election of each of the nominees for director, “FOR” the approval of an advisory vote on named executive officer compensation, “FOR” the approval and adoption of the Thermo Fisher Scientific 2013 Stock Incentive Plan, “FOR” the approval and adoption of the Thermo Fisher Scientific 2013 Annual Incentive Award Plan, “FOR” ratification of the selection of independent auditors, and as said proxies deem advisable on such other matters as may properly come before the meeting.

Address changes/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side